Exhibit 99.1

Earnings Release & Supplemental Information — Unaudited

March 31, 2011

OVERVIEW:	Section I
Earnings Release	—
Summary Description	1
Research Coverage	2
Selected Financial Summary Data	3-4
FINANCIAL STATEMENTS:	Section II
Quarterly Consolidated Balance Sheets	5
Consolidated Statements of Operations	6
Consolidated Reconciliations of FFO and AFFO	7
PORTFOLIO INFORMATION:	Section III
Office Property Summary by Region — Wholly Owned Office Properties	8-13
Land Controlled	14
Top 20 Tenants — Wholly Owned office Properties	15
OPERATING STATISTICS:	Section IV
Renewal Analysis for Wholly Owned Office Properties	16
Lease Expiration Analysis for Wholly Owned Office Properties	17
Property Occupancy by Region by Quarter for Wholly Owned Office Properties	18
Real Estate Revenues & NOI by Region	19
Same Office Properties Average Occupancy by Region	20
Same Office Property Revenues & NOI by Region	21
INVESTING ACTIVITY:	Section V
Summary of Construction Projects	22
Summary of Development and Redevelopment Projects	23
Construction and Development Summary	24
2011 Office Property Construction Placed into Service	25
Construction Leasing Progression Over Previous Five Quarters	26
WHOLESALE DATA CENTERS:	Section VI
Wholesale Data Center Summary	27
CAPITALIZATION:	Section VII
Quarterly Common Equity Analysis	28
Quarterly Preferred Equity and Total Market Capitalization Analysis	29
Dividend Analysis	30
Debt Analysis	31
Debt Maturity Schedule	32
CAPITALIZATION:	Section VIII
Summary of Consolidated Joint Ventures	33
Summary of Unconsolidated Joint Ventures	34
RECONCILIATIONS & DEFINITIONS:	Section IX
Supplementary Reconciliations of Non-GAAP Measures	35-36
Definitions	37-40

Please refer to the section entitled “Definitions” for definitions of non-GAAP measures and other terms we use herein that may not be customary or commonly known.

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Telephone 443-285-5400
Facsimile 443-285-7650
www.copt.com
NYSE: OFC

NEWS RELEASE

IR Contacts:
FOR IMMEDIATE RELEASE	Stephanie Krewson	Michelle Layne
	VP, Investor Relations	Investor Relations Specialist
	443-285-5453	443-285-5452
	stephanie.krewson@copt.com	michelle.layne@copt.com

COPT REPORTS FIRST QUARTER 2011 RESULTS AND LAUNCHES

STRATEGIC REALLOCATION PLAN

COLUMBIA, MD April 28, 2011 — Corporate Office Properties Trust (COPT) (NYSE: OFC) today announced financial and operating results for the first quarter ended March 31, 2011. Diluted earnings per share was ($0.33) for the quarter ended March 31, 2011 as compared to $0.10 for the quarter ended March 31, 2010. Excluding a previously announced, non-cash impairment charge associated with the Company’s Fort Ritchie investment, funds from operations (FFO) per diluted share for the first quarter of 2011 was $0.52, a 2% decline from the $0.53 FFO per share reported in the first quarter of 2010. Including the impairment charge, FFO per diluted share for the quarter ended March 31, 2011 was $0.13.

Strategic Reallocation Plan:

COPT’s management also announced it is accelerating asset dispositions as part of a Strategic Reallocation Plan designed to increase its concentration of buildings serving the specialized needs of tenants in the U.S. Government and Defense Information Technology industries (Defense IT), and Data Centers catering to both sectors.

“By executing our Strategic Reallocation Plan, COPT will increase its percentage of real estate revenues serving our super core customers from 59% today, to 67% at the end of 2013,” stated Randall M. Griffin, Chief Executive Officer of Corporate Office Properties Trust. “We also will decrease our exposure to traditional suburban office buildings, which will position us to better weather future economic downturns. In short, COPT will be an even stronger, more focused company that can deliver impressive earnings growth and shareholder returns.”

Revised 2011 Guidance:

Management is revising its prior earnings and FFO guidance to reflect its updated outlook for the year and the near-term dilution it anticipates from assets to be sold as part of the Strategic Reallocation Plan. Details will be provided on its conference call today at 11:00 a.m. Eastern Time. Conference call details are provided later in this press release.

First Quarter 2011 Results:

For the first quarter ended March 31, 2011 — EPS was ($0.33) for the quarter ended March 31, 2011 as compared to $0.10 for the quarter ended March 31, 2010. Excluding a $27.7 million non-cash impairment charge associated with its investment in Fort Ritchie, FFO for the first quarter ended March 31, 2011 totaled $42.3 million, or $0.52 per diluted share. First quarter 2011 results represent a 2% decrease on a per share basis from the $0.53 per diluted share, or $38.2 million of FFO for the first quarter of 2010. Including the impairment charge, FFO per diluted share for the first quarter of 2011 was $0.13 versus $0.53 reported in the first quarter of 2010.

Operating Performance:

Portfolio Summary — At March 31, 2011, the Company’s wholly-owned portfolio of 252 office properties totaled 20.2 million square feet. The weighted average remaining lease term for the portfolio was 4.9 years and the average rental rate (including tenant reimbursements) was $25.75 per square foot. The Company’s wholly-owned portfolio was 87.0% occupied and 89.2% leased as of March 31, 2011.

Same Office Performance — The Company’s same office portfolio for the quarter ended March 31, 2011 represents 91% of the rentable square feet of its consolidated portfolio and consists of 241 properties. For the quarter ended March 31, 2011, the Company’s same office property cash NOI decreased 5% as compared to the three months ended March 31, 2010.

Leasing — For the quarter ended March 31, 2011, 784,000 square feet were renewed equating to a 67% renewal rate, at an average committed cost of $10.69 per square foot. Total rent on renewed space increased 5.5% on a straight-line basis, as measured from the straight-line rent in effect preceding the renewal date, and remained flat on a cash basis. For renewed and retenanted space of 1.0 million square feet, total straight-line rent increased 4.3% and total rent on a cash basis remained flat. The average committed cost for renewed and retenanted space was $15.61 per square foot.

Investment Activity:

Developments — At March 31, 2011, the Company had properties totaling 3.1 million square feet under construction, development and redevelopment for a total projected cost of $672.8 million. The Company controlled land at March 31, 2011 of 2,265 acres that can support up to 21.8 million square feet of development.

Acquisitions — The Company did not complete any acquisitions during the first quarter 2011.

Balance Sheet and Financial Flexibility:

As of March 31, 2011, the Company had a total market capitalization of $5.2 billion, with $2.4 billion in debt outstanding, equating to a 46% debt-to-total market capitalization ratio. Also, the Company’s weighted average interest rate was 4.9% for the quarter ended March 31, 2011 and 82% of its debt was subject to fixed interest rates as of March 31, 2011.

For the first quarter 2011, the Company’s adjusted EBITDA to interest expense coverage ratio was 2.93x, and the adjusted EBITDA fixed charge coverage ratio was 2.49x. Adjusting for construction in progress, the Company’s adjusted debt-to-adjusted EBITDA ratio was 7.23x as of March 31, 2011.

Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the tables that follow the text of this press release.

Conference Call:

Supplemental presentation — COPT will be posting a supplemental presentation that discusses the Strategic Reallocation Plan approximately 15 minutes before its 11:00 a.m. Eastern Time conference call in the Investor Relations section of COPT’s website, www.copt.com.

Management will discuss first quarter earnings results, the details of its Strategic Reallocation Plan and its revised earnings and FFO guidance for 2011 on its conference call today at 11:00 a.m. Eastern Time, details of which are listed below:

Conference Call Date:	Thursday, April 28, 2011

Time:	11:00 a.m. Eastern Time

Telephone Number: (within the U.S.)	888-679-8034

Telephone Number: (outside the U.S.)	617-213-4847

Passcode:	18057385

Please use the following link to pre-register and view important information about this conference call. Pre-registering is not mandatory but is recommended as it will provide you immediate entry into the call and will facilitate the timely start of the conference. Pre-registration only takes a few moments and you may pre-register at anytime, including up to and after the call start time. To pre-register, please click on the below link:

https://www.theconferencingservice.com/prereg/key.process?key=PG9V4G73R

You may also pre-register in the Investor Relations section of the Company’s website at www.copt.com. Alternatively, you may be placed into the call by an operator by calling the number provided above at least 5 to 10 minutes before the start of the call. A replay of this call will be available beginning Thursday, April 28 at 2:00 p.m. Eastern Time through Thursday, May 5 at midnight Eastern Time. To access the replay within in the United States, please call 888-286-8010 and use passcode 96513809. To access the replay outside the United States, please call 617-801-6888 and use passcode 96513809.

The conference call will also be available via live webcast in the Investor Relations section of the Company’s website at www.copt.com. A replay of the conference call will be immediately available via webcast in the Investor Relations section of the Company’s website.

Definitions:

Please refer to the information furnished with our Form 8-K or our website (www.copt.com) for definitions of certain terms used in this press release. Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the attached tables.

Company Information

Corporate Office Properties Trust (COPT) (NYSE: OFC) is a specialty office real estate investment trust (REIT) that focuses primarily on strategic customer relationships and specialized tenant requirements in the U.S. Government and Defense Information Technology sectors and Data Centers serving such sectors. The Company acquires, develops, manages and leases office and data center properties that are typically concentrated in large office parks primarily located adjacent to government demand drivers and/or in strong markets that we believe possess growth opportunities. As of March 31, 2011, the Company owned 272 office properties totaling 21.3 million rentable square feet, which includes 20 properties totaling 1.1 million square feet held through joint ventures. The Company’s portfolio primarily consists of technically sophisticated buildings in visually appealing settings that are environmentally sensitive, sustainable and meet unique customer requirements. COPT is an S&P MidCap 400 company and more information can be found at www.copt.com.

Forward-Looking Information

This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company.  Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate.  Accordingly, the Company can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements.

Important factors that may affect these expectations, estimates, and projections include, but are not limited to:

•      general economic and business conditions, which will, among other things, affect office property demand and rents, tenant creditworthiness, interest rates and financing availability;

•      adverse changes in the real estate markets including, among other things, increased competition with other companies;

•      the Company’s ability to borrow on favorable terms;

•      risks of real estate acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated;

•      risks of investing through joint venture structures, including risks that the Company’s joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with the Company’s objectives;

•      changes in our plans or views of market economic conditions or failure to obtain development rights, either of which could result in recognition of impairment losses;

•      our ability to satisfy and operate effectively under Federal income tax rules relating to real estate investment trusts and partnerships;

•      governmental actions and initiatives; and

•      environmental requirements.

The Company undertakes no obligation to update or supplement any forward-looking statements. For further information, please refer to the Company’s filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Amounts in thousands, except per share data)

	Three Months Ended March 31,
	2011	2010
Revenues
Real estate revenues	$122,367	$112,228
Construction contract and other service revenues	21,028	37,365
Total revenues	143,395	149,593
Expenses
Property operating expenses	50,905	48,135
Depreciation and amortization associated with real estate operations	33,020	27,596
Construction contract and other service expenses	20,618	36,399
Impairment loss	27,742	—
General and administrative expenses	6,777	5,900
Business development expenses	488	155
Total operating expenses	139,550	118,185
Operating income	3,845	31,408
Interest expense	(26,928)	(22,638)
Interest and other income	1,168	1,302
(Loss) income from continuing operations before equity in income (loss) of unconsolidated entities and income taxes	(21,915)	10,072
Equity in income (loss) of unconsolidated entities	30	(205)
Income tax benefit (expense)	544	(41)
(Loss) income from continuing operations	(21,341)	9,826
Discontinued operations	74	832
(Loss) income before gain on sales of real estate	(21,267)	10,658
Gain on sales of real estate, net of income taxes	2,701	17
Net (loss) income	(18,566)	10,675
Less net (loss) income attributable to noncontrolling interests
Common units in the Operating Partnership	1,479	(527)
Preferred units in the Operating Partnership	(165)	(165)
Other consolidated entities	(538)	(45)
Net (loss) income attributable to COPT	(17,790)	9,938
Preferred share dividends	(4,025)	(4,025)
Net (loss) income attributable to COPT common shareholders	$(21,815)	$5,913

Earnings per share “EPS” computation:
Numerator for diluted EPS:
Net (loss) income attributable to common shareholders	$(21,815)	$5,913
Amount allocable to restricted shares	(282)	(290)
Numerator for diluted EPS	(22,097)	5,623

Denominator:
Weighted average common shares - basic	66,340	57,844
Dilutive effect of share-based compensation awards	—	364
Weighted average common shares - diluted	66,340	58,208

Diluted EPS	$(0.33)	$0.10

Corporate Office Properties Trust

Summary  Financial Data

(unaudited)

(Amounts in thousands, except per share data and ratios)

	Three Months Ended March 31,
	2011		2010

Net (loss) income	$(18,566)		$10,675
Add: Real estate-related depreciation and amortization	33,020		27,603
Add: Depreciation and amortization on unconsolidated real estate entities	119		175
Less: Gain on sales of previously depreciated operating properties, net of income taxes	—		(297)
Funds from operations (“FFO”)	14,573		38,156
Less: Noncontrolling interests - preferred units in the Operating Partnership	(165)		(165)
Less: Noncontrolling interests - other consolidated entities	(538)		(45)
Less: Preferred share dividends	(4,025)		(4,025)
Less: Depreciation and amortization allocable to noncontrolling interests in other consolidated entities	(65)		(282)
Less: Basic and diluted FFO allocable to restricted shares	(282)		(379)
Basic and diluted FFO available to common share and common unit holders (“Basic and diluted FFO”)	9,498		33,260
Less: Straight line rent adjustments	(3,912)		(2,346)
Less: Amortization of acquisition intangibles included in net operating income	161		(270)
Less: Recurring capital expenditures	(14,344)		(6,211)
Add: Amortization of discount on Exchangeable Senior Notes, net of amounts capitalized	1,558		782
Add: Impairment loss	27,742		—
Add: Operating property acquisition costs	23		19
Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)	$20,726		$25,234

Weighted average shares
Weighted average common shares	66,340		57,844
Conversion of weighted average common units	4,396		5,017
Weighted average common shares/units - basic FFO per share	70,736		62,861
Dilutive effect of share-based compensation awards	261		364
Weighted average common shares/units - diluted FFO per share	70,997		63,225

Diluted FFO per share	$0.13		$0.53
Diluted FFO per share, as adjusted for comparability	$0.52		$0.53
Dividends/distributions per common share/unit	$0.4125		$0.3925
Diluted FFO payout ratio, as adjusted for comparability	79.2%		75.2%
Diluted AFFO payout ratio	142.4%		99.2%
Adjusted EBITDA interest coverage ratio	2.93	x	2.97	x
Adjusted EBITDA fixed charge coverage ratio	2.49	x	2.47	x
Debt to Adjusted EBITDA ratio (1)	8.66	x	8.54	x
Adjusted debt to Adjusted EBITDA ratio (2)	7.23	x	7.25	x

Reconciliation of denominators for diluted EPS and diluted FFO per share
Denominator for diluted EPS	66,340		58,208
Weighted average common units	4,396		5,017
Anti-dilutive EPS effect of share-based compensation awards	261		—
Denominator for diluted FFO per share	70,997		63,225

(1) Represents debt divided by Adjusted EBITDA for the three month period multiplied by four.

(2) Represents debt adjusted to subtract construction in progress as of period end divided by Adjusted EBITDA for the three month period multiplied by four.

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Dollars and shares in thousands, except per share data)

	March 31,	December 31,
	2011	2010
Balance Sheet Data (in thousands) (as of period end)
Properties, net of accumulated depreciation	$3,468,771	$3,445,455
Total assets	3,865,809	3,844,517
Debt, net	2,396,795	2,323,681
Total liabilities	2,594,151	2,521,379
Beneficiaries’ equity	1,271,658	1,323,138

Debt to total assets	62.0%	60.4%
Debt to undepreciated book value of real estate assets	58.4%	57.2%
Debt to total market capitalization	46.0%	46.1%

Property Data (wholly owned office properties) (as of period end)
Number of operating properties owned	252	252
Total net rentable square feet owned (in thousands)	20,183	19,990
Occupancy	87.0%	88.2%

Reconciliation of denominator for debt to total assets to denominator for debt to undepreciated book value of real estate assets
Denominator for debt to total assets	$3,865,809	$3,844,517
Assets other than assets included in properties, net	(397,038)	(399,062)
Accumulated depreciation on real estate assets	526,825	503,032
Intangible assets on real estate acquisitions, net	106,444	113,735
Denominator for debt to undepreciated book value of real estate assets	$4,102,040	$4,062,222

	Three Months Ended
	March 31,
	2011	2010
Reconciliation of tenant improvements and incentives, capital improvements and leasing costs for operating properties to recurring capital expenditures
Total tenant improvements and incentives on operating properties	$13,270	$4,071
Total capital improvements on operating properties	1,990	870
Total leasing costs on operating properties	2,736	1,338
Less: Nonrecurring tenant improvements and incentives on operating properties	(2,448)	(77)
Less: Nonrecurring capital improvements on operating properties	(610)	(60)
Less: Nonrecurring leasing costs incurred on operating properties	(616)	54
Add: Recurring capital expenditures on operating properties held through joint ventures	22	15
Recurring capital expenditures	$14,344	$6,211

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Dollars in thousands)

	Three Months Ended March 31,
	2011	2010
Reconciliation of common share dividends to dividends and distributions for payout ratios
Common share dividends	$27,704	$23,160
Common unit distributions	1,809	1,867
Dividends and distributions for payout ratios	$29,513	$25,027

Reconciliation of FFO to FFO, as adjusted for comparability
FFO	$14,573	$38,156
Impairment loss	27,742	—
Operating property acquisition costs	23	19
FFO, as adjusted for comparability	$42,338	$38,175

Reconciliation of diluted FFO to diluted FFO available to common share and common unit holders, as adjusted for comparability
Diluted FFO	$9,498	$33,260
Impairment loss	27,742	—
Operating property acquisition costs	23	19
Diluted FFO available to common share and common unit holders, as adjusted for comparability	$37,263	$33,279

Reconciliation of GAAP net income to adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”)
Net income	$(18,566)	$10,675
Interest expense on continuing operations	26,928	22,638
Interest expense on discontinued operations	—	65
Income tax (benefit) expense	(544)	52
Real estate-related depreciation and amortization	33,020	27,603
Depreciation of furniture, fixtures and equipment	625	650
Impairment loss	27,742	—
Adjusted EBITDA	$69,205	$61,683

Reconciliation of interest expense from continuing operations to the denominators for interest coverage-Adjusted EBITDA and fixed charge coverage-Adjusted EBITDA
Interest expense from continuing operations	$26,928	$22,638
Interest expense from discontinued operations	—	65
Less: Amortization of deferred financing costs	(1,759)	(1,126)
Less: Amortization of discount on Exchangeable Senior Notes, net of amounts capitalized	(1,558)	(782)
Denominator for interest coverage-Adjusted EBITDA	23,611	20,795
Preferred share dividends	4,025	4,025
Preferred unit distributions	165	165
Denominator for fixed charge coverage-Adjusted EBITDA	$27,801	$24,985

Reconciliation of same office property net operating income to same office property cash net operating income and same office property cash net operating income, excluding gross lease termination fees
Same office property net operating income	$62,123	$64,935
Less: Straight-line rent adjustments	(3,136)	(2,293)
Less: Amortization of deferred market rental revenue	(278)	(605)
Same office property cash net operating income	$58,709	$62,037
Less: Lease termination fees, gross	(157)	(278)
Same office property cash net operating income, excluding gross lease termination fees	$58,552	$61,759

Reconciliation of debt, net to denominator for adjusted debt to Adjusted EBITDA ratio
Debt, net	$2,396,795	$2,107,131
Less: Construction in progress	(396,170)	(317,283)
Denominator for adjusted debt to Adjusted EBITDA ratio	$2,000,625	$1,789,848

First Quarter 2011

Top 20 Tenants

(Based on Annualized Rental Revenue of

wholly owned office properties, dollars in thousands)

				Percentage of	Total	Percentage	Weighted
			Total	Total	Annualized	of Total	Average
		Number of	Occupied	Occupied	Rental	Annualized Rental	Remaining
Tenant		Leases	Square Feet	Square Feet	Revenue (2)	Revenue	Lease Term (3)

United States of America	(4)	77	3,165,508	18.0%	$95,956	21.2%	5.9
Northrop Grumman Corporation	(5)	16	1,204,210	6.9%	31,957	7.1%	6.5
Booz Allen Hamilton, Inc.		9	806,288	4.6%	24,627	5.5%	4.9
Computer Sciences Corporation	(5)	6	609,715	3.5%	18,539	4.1%	2.9
ITT Corporation	(5)	9	332,490	1.9%	8,162	1.8%	3.9
The MITRE Corporation		4	267,087	1.5%	7,880	1.7%	5.6
Wells Fargo & Company	(5)	6	216,374	1.2%	7,780	1.7%	7.2
The Aerospace Corporation		3	238,610	1.4%	7,631	1.7%	3.9
L-3 Communications Holdings, Inc.	(5)	4	258,192	1.5%	7,521	1.7%	3.0
CareFirst, Inc.		2	222,610	1.3%	7,247	1.6%	5.5
Integral Systems, Inc.	(5)	4	241,627	1.4%	6,249	1.4%	8.9
Comcast Corporation	(5)	7	308,332	1.8%	6,156	1.4%	2.5
The Boeing Company	(5)	6	196,939	1.1%	5,974	1.3%	3.5
AT&T Corporation	(5)	4	317,570	1.8%	5,408	1.2%	7.7
Ciena Corporation		5	270,557	1.5%	5,074	1.1%	2.0
General Dynamics Corporation	(5)	6	208,264	1.2%	4,601	1.0%	2.4
Raytheon Company		6	164,404	0.9%	4,402	1.0%	3.0
Unisys Corporation		1	156,695	0.9%	4,143	0.9%	9.2
The Johns Hopkins Institutions	(5)	5	141,403	0.8%	3,634	0.8%	5.6
Merck & Co., Inc.		2	225,894	1.3%	2,949	0.7%	1.3

Subtotal Top 20 Office Tenants		182	9,552,769	54.4%	265,890	58.8%	5.3
All remaining tenants		713	7,998,604	45.6%	185,971	41.2%	4.2
Total/Weighted Average		895	17,551,373	100.0%	$451,861	100.0%	4.9

(1) Table excludes owner occupied leasing activity which represents 173,085 square feet with total annualized rental revenue of $4.0 million, and a weighted average remaining lease term of 4.9 years as of March 31, 2011.

(2) Total Annualized Rental Revenue is the monthly contractual base rent as of March 31, 2011, multiplied by 12, plus the estimated annualized expense reimbursements under existing office leases.

(3) The weighting of the lease term was computed using Total Rental Revenue.

(4) Many of our government leases are subject to early termination provisions which are customary to government leases. The weighted average remaining lease term was computed assuming no exercise of such early termination rights.

(5) Includes affiliated organizations or agencies.

First Quarter 2011

Summary Description

The Company — Corporate Office Properties Trust (the “Company” or “COPT”) is a self-managed, specialty office real estate investment trust (“REIT”). As of March 31, 2011, COPT derived 59% of its annualized rental revenue from wholly owned properties occupied primarily by tenants in the U.S. Government and/or defense information technology (“Defense IT”) sectors and data centers serving such sectors and  84% of the Company’s square footage was located in the Greater Washington/Baltimore region. At March 31, 2011, COPT’s wholly-owned portfolio of 252 office properties encompassed 20.2 million square feet and was 89.2% leased. At the same date, COPT also owns one wholesale data center that was 17% leased.

Corporate Strategy — Through acquiring and developing, COPT has assembled a portfolio of Class-A office parks located adjacent to knowledge-based defense installation (rather than weapons production-oriented bases) that are executing programs deemed critical to the nation’s current and future security needs. COPT also owns dedicated data centers that serve the specialized requirements of our government and Defense IT tenants and a wholesale data center.

Management:	Investor Relations:
Randall M. Griffin, CEO	Stephanie M. Krewson, VP of IR
Roger A. Waesche, Jr., President & COO	443-285-5453, stephanie.krewson@copt.com
Stephen E. Riffee, EVP & CFO
Wayne H. Lingafelter, EVP, Development & Construction	Michelle Layne, IR Specialist
443-285-5452, michelle.layne@copt.com

Disclosure Statement — This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate.  Although we believe that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements.  Important factors that may affect these expectations, estimates and projections include, but are not limited to: general economic and business conditions, which will, among other things, affect office property demand and rents, tenant creditworthiness, interest rates and financing availability; adverse changes in the real estate markets including, among other things, increased competition with other companies; our ability to borrow on favorable terms; risks of real estate acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development and operating costs may be greater than anticipated; risks of investing through joint venture structures, including risks that our joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with our objectives; changes in our plans for properties or views of market economic conditions or failure to obtain development rights, either of which could result in recognition of impairment losses; our ability to satisfy and operate effectively under Federal income tax rules relating to real estate investment trusts and partnerships; governmental actions and initiatives; and environmental requirements.  We undertake no obligation to update or supplement any forward-looking statements.  For further information, please refer to our filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2010.

First Quarter 2011

Research Coverage

EQUITY RESEARCH COVERAGE:

Firm	Analyst	Phone	Email

Bank of America Merrill Lynch	Jamie Feldman	646-855-5808	james.feldman@baml.com
BMO Capital Markets	Richard Anderson	212-885-4180	richard.anderson@bmo.com
Citigroup Global Markets	Michael Bilerman	212-816-1383	michael.bilerman@citi.com
Cowen and Company	Michael Gorman	646-562-1381	michael.gorman@cowen.com
Friedman Billings Ramsey & Co.	Sri Nagarajan	646-885-5429	snagarajan@fbr.com
Green Street Advisors	Michael Knott	949-640-8780	mknott@greenstreetadvisors.com
ISI Group	Steve Sakwa	212-446-9462	ssakwa@isigrp.com
Jeffries & Co.	Steve Benyik	212-707-6348	sbenyik@jefferies.com
JP Morgan	Anthony Paolone	212-622-6682	anthony.paolone@jpmorgan.com
Keefe, Bruyette & Woods	Sheila McGrath	212-887-7793	smcgrath@kbw.com
KeyBanc Capital Markets	Jordan Sadler	917-368-2280	jsadler@keybanccm.com
Macquarie Securities	Rob Stevenson	212-231-8068	rob.stevenson@macquarie.com
Raymond James	Bill Crow	727-567-2594	bill.crow@raymondjames.com
RBC Capital Markets	Dave Rodgers	440-715-2647	dave.rodgers@rbccm.com
Robert W. Baird & Co., Inc.	Chris Lucas	703-821-5780	crlucas@rwbaird.com
Stifel, Nicolaus & Company, Inc.	John Guinee	443-224-1307	jwguinee@stifel.com
Wells Fargo Securities	Brendan Maiorana	443-263-6516	brendan.maiorana@wachovia.com

With the exception of Green Street Advisors, the above-listed firms are those whose analysts publish research material on the Company and whose estimates of our FFO per share can be tracked through Thomson’s First Call Corporation. Any opinions, estimates, or forecasts the above analysts make regarding COPT’s future performance are their own and do not represent the views, estimates, or forecasts of COPT’s management.

First Quarter 2011

Selected Financial Summary Data

(in thousands, except per share data)

	Three Months Ended
	3/31/11	12/31/10	9/30/10	6/30/10	3/31/10
SUMMARY OF RESULTS

NOI	$71,536	$76,694	$70,724	$69,847	$64,700

Adjusted EBITDA	$69,205	$79,652	$66,976	$65,259	$61,683

Net (loss) income	$(18,566)	$16,752	$8,926	$9,151	$10,675
Net (loss) income attributable to noncontrolling interests	776	(1,228)	(94)	(685)	(737)
Preferred share dividends	(4,025)	(4,026)	(4,025)	(4,026)	(4,025)
Net (loss) income attributable to COPT common shareholders	$(21,815)	$11,498	$4,807	$4,440	$5,913

FFO - per NAREIT	$14,573	$52,222	$39,053	$38,870	$38,156

FFO - as adjusted for comparability	$42,338	$52,692	$41,717	$39,141	$38,175

Basic and diluted FFO available to common share and common unit holders	$9,498	$47,227	$34,278	$33,880	$33,260

Diluted AFFO available to common share and common unit holders	$20,726	$30,962	$29,498	$26,992	$25,234

Per share - diluted:
EPS	$(0.33)	$0.18	$0.08	$0.07	$0.10
FFO - NAREIT	$0.13	$0.69	$0.54	$0.53	$0.53
FFO - as adjusted for comparability	$0.52	$0.70	$0.58	$0.54	$0.53

Dividend per common share	$0.4125	$0.4125	$0.4125	$0.3925	$0.3925

Payout ratios:
Diluted FFO - as adjusted for comparability	79.2%	61.7%	71.3%	73.2%	75.2%
Diluted AFFO	142.4%	95.0%	89.3%	92.6%	99.2%
Diluted AFFO, as adjusted for recurring capital expenditures of properties included in disposition plan	111.9%	N/A	N/A	N/A	N/A

CAPITALIZATION
Debt, net	$2,396,795		$2,323,681		$2,468,419		$2,182,375		$2,107,131
Debt to Total Market Capitalization	46.0%		46.1%		48.6%		45.3%		43.1%
Debt to Undepreciated Book Value of Real Estate Assets	58.4%		57.2%		62.5%		59.1%		58.5%
Adjusted EBITDA fixed charge coverage ratio	2.5	x	2.9	x	2.4	x	2.4	x	2.5	x
Adjusted Debt to Adjusted EBITDA ratio	7.2	x	6.1	x	7.9	x	7.1	x	7.3	x

First Quarter 2011

Selected Financial Summary Data

(in thousands, except per share data)

	3/31/11	12/31/10	9/30/10	6/30/10	3/31/10
PORTFOLIO

Properties, gross (excluding accumlated depreciation)
Wholly-owned	$3,883,290	$3,836,982	$3,718,724	$3,487,527	$3,402,815
+ Consolidated JV	112,306	111,505	109,644	107,395	105,393
Consolidated properties	$3,995,596	$3,948,487	$3,828,368	$3,594,922	$3,508,208

# of Operating Office Properties
Wholly-owned	252	252	249	247	244
+ Consolidated JV	4	4	4	4	4
Consolidated properties	256	256	253	251	248

% Occupied (as percentage of annualized rent)
Wholly-owned	87.0%	88.2%	87.4%	88.3%	89.6%
+ Consolidated JV	61.5%	61.5%	61.5%	60.1%	58.7%
Consolidated properties	86.4%	87.6%	86.8%	87.7%	88.9%

% Leased (as percentage of annualized rent)
Wholly-owned	89.2%	89.5%	88.7%	89.3%	90.3%
+ Consolidated JV	62.8%	62.7%	62.7%	62.6%	62.7%
Consolidated properties	88.6%	88.9%	88.1%	88.7%	89.6%

Square Feet of office properties (in thousands)
Wholly-owned	20,183	19,990	19,929	19,487	18,903
+ Consolidated JV Square Footage	442	442	442	442	442
Consolidated Square Footage	20,625	20,432	20,371	19,929	19,345

% Square Feet in Greater Washington, DC/Baltimore Region from wholly owned properties	84.4%	84.2%	84.2%	82.8%	84.1%

% of Wholly Owned Office Annualized Rental Revenue from “Strategic Tenant Properties”	58.8%	58.7%	56.5%	54.8%	55.9%

First Quarter 2011

Quarterly Consolidated Balance Sheets

(dollars in thousands)

	3/31/11	12/31/10	9/30/10	6/30/10	3/31/10
Assets
Properties, net
Operating properties	$3,345,921	$3,305,805	$3,241,507	$3,040,414	$2,954,575
Land - development	253,505	256,487	241,937	234,662	236,350
Properties under construction and development, excluding associated land costs	396,170	386,195	344,924	319,846	317,283
Less: accumulated depreciation	(526,825)	(503,032)	(479,218)	(464,408)	(443,246)
Total properties, net	3,468,771	3,445,455	3,349,150	3,130,514	3,064,962

Cash and cash equivalents	12,606	10,102	11,733	9,879	10,180
Restricted cash and marketable securities	24,094	22,582	21,095	20,738	18,981
Accounts receivable, net	19,765	18,938	18,906	12,552	13,982
Deferred rent receivable	82,901	79,160	76,833	75,683	74,113
Intangible assets on real estate acquisitions, net	106,444	113,735	123,307	96,151	94,925
Deferred leasing and financing costs, net	60,479	60,649	56,568	55,762	50,974
Prepaid expenses and other assets	90,749	93,896	79,780	66,004	70,235
Total assets	$3,865,809	$3,844,517	$3,737,372	$3,467,283	$3,398,352

Liabilities and equity
Liabilities:
Debt, net	$2,396,795	$2,323,681	$2,468,419	$2,182,375	$2,107,131
Accounts payable and accrued expenses	103,043	99,699	88,461	84,164	86,650
Rents received in advance and security deposits	29,427	31,603	26,919	28,328	32,575
Dividends and distributions payable	33,048	32,986	29,899	28,580	28,556
Deferred revenue associated with operating leases	13,897	14,802	15,790	12,929	13,827
Distributions received in excess of investment in unconsolidated real estate joint venture	5,686	5,545	5,458	5,351	5,238
Other liabilities	12,255	13,063	12,698	13,990	13,836
Total liabilities	2,594,151	2,521,379	2,647,644	2,355,717	2,287,813

Commitments and contingencies	—	—	—	—	—

Equity:
COPT’s shareholders’ equity:
Preferred shares (aggregate liquidation preference of $216,333)	81	81	81	81	81
Common shares	671	669	594	593	589
Additional paid-in capital	1,511,638	1,511,844	1,271,363	1,269,142	1,244,046
Cumulative distributions in excess of net income	(331,313)	(281,794)	(265,695)	(246,008)	(227,189)
Accumulated other comprehensive loss	(3,197)	(4,163)	(4,861)	(4,263)	(3,278)
Total COPT’s shareholders’ equity	1,177,880	1,226,637	1,001,482	1,019,545	1,014,249
Noncontrolling interests in subsidiaries
Common units in the Operating Partnership	66,016	69,337	61,867	63,675	68,113
Preferred units in the Operating Partnership	8,800	8,800	8,800	8,800	8,800
Other consolidated entities	18,962	18,364	17,579	19,546	19,377
Total noncontrolling interests in subsidiaries	93,778	96,501	88,246	92,021	96,290
Total equity	1,271,658	1,323,138	1,089,728	1,111,566	1,110,539
Total liabilities and equity	$3,865,809	$3,844,517	$3,737,372	$3,467,283	$3,398,352

First Quarter 2011

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended
	3/31/11	12/31/10	9/30/10	6/30/10	3/31/10
Revenues
Rental revenue	$99,426	$100,584	$93,345	$91,173	$91,010
Tenant recoveries and other real estate operations revenue	22,941	23,181	21,205	18,084	21,218
Construction contract and other service revenues	21,028	27,637	13,608	26,065	37,365
Total revenues	143,395	151,402	128,158	135,322	149,593

Expenses
Property operating expenses	50,905	47,019	44,260	40,005	48,135
Depreciation and amortization associated with real estate operations	33,020	35,347	30,745	29,548	27,596
Construction contract and other service expenses	20,618	27,154	13,347	25,402	36,399
Impairment loss	27,742	—	—	—	—
General and administrative expenses	6,777	6,103	6,079	5,926	5,900
Business development expenses	488	691	2,886	465	155
Total operating expenses	139,550	116,314	97,317	101,346	118,185

Operating income	3,845	35,088	30,841	33,976	31,408
Interest expense	(26,928)	(26,878)	(26,537)	(25,812)	(22,638)
Interest and other income	1,168	7,626	395	245	1,302

(Loss) income from continuing operations before equity in income (loss) of unconsolidated entities and income taxes	(21,915)	15,836	4,699	8,409	10,072
Equity in income (loss) of unconsolidated entities	30	1,005	648	(72)	(205)
Income tax benefit (expense)	544	(33)	(27)	(7)	(41)
(Loss) income from continuing operations	(21,341)	16,808	5,320	8,330	9,826
Discontinued operations	74	(56)	1,129	486	832
(Loss) income before gain on sales of real estate	(21,267)	16,752	6,449	8,816	10,658
Gain on sales of real estate, net of income taxes	2,701	—	2,477	335	17
Net (loss) income	(18,566)	16,752	8,926	9,151	10,675
Less net (loss) income attributable to noncontrolling interests
Common units in the Operating Partnership	1,479	(862)	(363)	(364)	(527)
Preferred units in the Operating Partnership	(165)	(165)	(165)	(165)	(165)
Other consolidated entities	(538)	(201)	434	(156)	(45)
Net (loss) income attributable to COPT	(17,790)	15,524	8,832	8,466	9,938
Preferred share dividends	(4,025)	(4,026)	(4,025)	(4,026)	(4,025)
Net (loss) income attributable to COPT common shareholders	$(21,815)	$11,498	$4,807	$4,440	$5,913

For diluted EPS computations:
Numerator for diluted EPS
Net (loss) income attributable to common shareholders	$(21,815)	$11,498	$4,807	$4,440	$5,913
Amount allocable to restricted shares	(282)	(264)	(267)	(250)	(290)
Numerator for diluted EPS	$(22,097)	$11,234	$4,540	$4,190	$5,623

Denominator:
Weighted average common shares - basic	66,340	63,404	58,656	58,489	57,844
Dilutive effect of share-based compensation awards	—	236	296	421	364
Weighted average common shares - diluted	66,340	63,640	58,952	58,910	58,208

Diluted EPS	$(0.33)	$0.18	$0.08	$0.07	$0.10

First Quarter 2011

Consolidated Reconciliations of FFO and AFFO

(in thousands, except per share data)

	Three Months Ended
	3/31/11	12/31/10	9/30/10	6/30/10	3/31/10
Net operating income	$71,536	$76,694	$70,724	$69,847	$64,700
General and administrative expenses	(6,777)	(6,103)	(6,079)	(5,926)	(5,900)
Business development expenses	(488)	(691)	(2,886)	(465)	(155)
Income from construction contracts and other service operations	410	483	261	663	966
Impairment loss	(27,742)	—	—	—	—
Equity in income (loss) of unconsolidated entities	30	1,005	648	(72)	(205)
Depreciation and amortization on unconsolidated real estate entities	119	119	166	171	175
Interest and other income	1,168	7,626	395	245	1,302
Gain on sales of real estate, net of income taxes	2,701	—	2,477	335	17
Total interest expense	(26,928)	(26,878)	(26,626)	(25,921)	(22,703)
Income tax benefit (expense)	544	(33)	(27)	(7)	(41)
FFO - per NAREIT	14,573	52,222	39,053	38,870	38,156
Preferred share dividends	(4,025)	(4,026)	(4,025)	(4,026)	(4,025)
Noncontrolling interests - preferred units in the Operating Partnership	(165)	(165)	(165)	(165)	(165)
Noncontrolling interests - other consolidated entities	(538)	(201)	434	(156)	(45)
Depreciation and amortization allocable to noncontrolling interests in other consolidated entities	(65)	(157)	(666)	(297)	(282)
Basic and diluted FFO allocable to restricted shares	(282)	(446)	(353)	(346)	(379)
Basic and diluted FFO available to common share and common unit holders	$9,498	$47,227	$34,278	$33,880	$33,260

FFO - per NAREIT	$14,573	$52,222	$39,053	$38,870	$38,156
Depreciation and amortization	(33,020)	(35,347)	(30,745)	(29,548)	(27,603)
Gain on sales of previously depreciated operating properties, net of income taxes	—	(4)	784	—	297
Depreciation and amortization on unconsolidated real estate entities	(119)	(119)	(166)	(171)	(175)
Net (loss) income	(18,566)	16,752	8,926	9,151	10,675
Noncontrolling interests - common units in the Operating Partnership	1,479	(862)	(363)	(364)	(527)
Noncontrolling interests - preferred units in the Operating Partnership	(165)	(165)	(165)	(165)	(165)
Noncontrolling interests - other consolidated entities	(538)	(201)	434	(156)	(45)
Net (loss) income attributable to COPT	$(17,790)	$15,524	$8,832	$8,466	$9,938

Basic and diluted FFO available to common share and common unit holders	$9,498	$47,227	$34,278	$33,880	$33,260
Straight line rent adjustments	(3,912)	(2,047)	1,267	(1,473)	(2,346)
Amortization of acquisition intangibles included in NOI	161	(231)	(96)	(94)	(270)
Recurring capital expenditures	(14,344)	(15,960)	(10,156)	(7,080)	(6,211)
Amortization of discount on Exchangeable Senior Notes, net of amounts capitalized	1,558	1,503	1,541	1,488	782
Impairment loss	27,742	—	—	—	—
Operating property acquisition costs	23	470	2,664	271	19
Diluted AFFO available to common share and common unit holders (“diluted AFFO”)	$20,726	$30,962	$29,498	$26,992	$25,234
Recurring capital expenditures on properties included in April 2011 disposition plan	5,655
Diluted AFFO, as adjusted for recurring capital expenditures of properties included in disposition plan	$26,381

FFO - per NAREIT	$14,573	$52,222	$39,053	$38,870	$38,156
Operating property acquisition costs	23	470	2,664	271	19
Impairment loss	27,742	—	—	—	—
FFO- as adjusted for comparability	$42,338	$52,692	$41,717	$39,141	$38,175

Diluted FFO available to common share and common unit holders	$9,498	$47,227	$34,278	$33,880	$33,260
Operating property acquisition costs	23	470	2,664	271	19
Impairment loss	27,742	—	—	—	—
Diluted FFO available to common share and common unit holders, as adjusted for comparability	$37,263	$47,697	$36,942	$34,151	$33,279

Office Property Summary by Region - March 31, 2011

Wholly Owned Properties

Operating Property Count		Submarket	Business Park	Year Built or Renovated	S or M	Total Operational Square Feet	Total Square Feet Under Construction / Redevelopment

	Baltimore /Washington Corridor

1	2730 Hercules Road	BWI Airport	NBP	1990	M	238,007
2	300 Sentinel Drive (300 NBP)	BWI Airport	NBP	2009	M	193,430
3	304 Sentinel Drive (304 NBP)	BWI Airport	NBP	2005	M	162,483
4	2720 Technology Drive (220 NBP)	BWI Airport	NBP	2004	M	158,929
5	306 Sentinel Drive (306 NBP)	BWI Airport	NBP	2006	M	155,367
6	302 Sentinel Drive (302 NBP)	BWI Airport	NBP	2007	M	153,535
7	2711 Technology Drive (211 NBP)	BWI Airport	NBP	2002	M	152,209
8	308 Sentinel Drive (308 NBP)	BWI Airport	NBP	2010	M	151,207
9	318 Sentinel Way (318 NBP)	BWI Airport	NBP	2005	M	125,635
10	322 Sentinel Way (322 NBP)	BWI Airport	NBP	2006	M	125,487
11	320 Sentinel Way (320 NBP)	BWI Airport	NBP	2007	M	125,325
12	324 Sentinel Way (324 NBP)	BWI Airport	NBP	2010	M	125,118
13	140 National Business Parkway	BWI Airport	NBP	2003	M	119,466
14	132 National Business Parkway	BWI Airport	NBP	2000	M	118,150
15	2721 Technology Drive (221 NBP)	BWI Airport	NBP	2000	M	117,242
16	2701 Technology Drive (201 NBP)	BWI Airport	NBP	2001	M	117,068
17	2691 Technology Drive (191 NBP)	BWI Airport	NBP	2005	M	103,578
18	134 National Business Parkway	BWI Airport	NBP	1999	M	92,327
19	133 National Business Parkway	BWI Airport	NBP	1997	M	88,057
20	141 National Business Parkway	BWI Airport	NBP	1990	M	87,364
21	135 National Business Parkway	BWI Airport	NBP	1998	M	86,437
22	131 National Business Parkway	BWI Airport	NBP	1990	M	69,702
23	114 National Business Parkway	BWI Airport	NBP	2002	S	10,113
24	314 Sentinel Way (314 NBP)	BWI Airport	NBP	2008	S	4,462
						2,880,698	—

1	1550 West Nursery Road	BWI Airport	APS	2009	M	161,689
2	1306 Concourse Drive	BWI Airport	APS	1990	M	116,259
3	920 Elkridge Landing Road	BWI Airport	APS	1982	M	103,415
4	1304 Concourse Drive	BWI Airport	APS	2002	M	101,124
5	900 Elkridge Landing Road	BWI Airport	APS	1982	M	101,005
6	1199 Winterson Road	BWI Airport	APS	1988	M	100,104
7	880 Elkridge Landing Road	BWI Airport	APS	1981	M	99,646
8	1302 Concourse Drive	BWI Airport	APS	1996	M	83,717
9	881 Elkridge Landing Road	BWI Airport	APS	1986	M	75,385
10	1099 Winterson Road	BWI Airport	APS	1988	M	71,675
11	849 International Drive	BWI Airport	APS	1988	M	69,018
12	1190 Winterson Road	BWI Airport	APS	1987	M	69,016
13	911 Elkridge Landing Road	BWI Airport	APS	1985	M	68,373
14	1201 Winterson Road	BWI Airport	APS	1985	M	67,903
15	999 Corporate Boulevard	BWI Airport	APS	2000	M	67,203
16	891 Elkridge Landing Road	BWI Airport	APS	1984	M	57,987
17	901 Elkridge Landing Road	BWI Airport	APS	1984	M	57,872
18	800 International Drive	BWI Airport	APS	1988	S	57,379
19	930 International Drive	BWI Airport	APS	1986	S	57,263
20	900 International Drive	BWI Airport	APS	1986	S	57,140
21	921 Elkridge Landing Road	BWI Airport	APS	1983	M	56,452
22	938 Elkridge Landing Road	BWI Airport	APS	1984	M	56,270
23	939 Elkridge Landing Road	BWI Airport	APS	1983	M	54,224
24	870 Elkridge Landing Road	BWI Airport	APS	1981	S	5,810
						1,815,929

1	7240 Parkway Drive	BWI Airport	Comm./Pkwy.	1985	M	74,475
2	7467 Ridge Road	BWI Airport	Comm./Pkwy.	1990	M	74,009
3	7272 Park Circle Drive	BWI Airport	Comm./Pkwy.	1991/1996	M	60,041
4	7318 Parkway Drive	BWI Airport	Comm./Pkwy.	1984	S	59,204
5	7320 Parkway Drive	BWI Airport	Comm./Pkwy.	1983	S	56,964
6	1340 Ashton Road	BWI Airport	Comm./Pkwy.	1989	S	45,867
7	1362 Mellon Road	BWI Airport	Comm./Pkwy.	2006	M	43,232
8	1334 Ashton Road	BWI Airport	Comm./Pkwy.	1989	S	37,305
9	1331 Ashton Road	BWI Airport	Comm./Pkwy.	1989	S	28,906
10	1350 Dorsey Road	BWI Airport	Comm./Pkwy.	1989	S	18,704
11	1344 Ashton Road	BWI Airport	Comm./Pkwy.	1989	M	17,066
12	1341 Ashton Road	BWI Airport	Comm./Pkwy.	1989	S	15,314
13	1343 Ashton Road	BWI Airport	Comm./Pkwy.	1989	S	9,903
14	1348 Ashton Road	BWI Airport	Comm./Pkwy.	1988	S	3,184
						544,174	—

62	Subtotal (continued on next page)					5,240,801	—

The S or M notation indicates single story or multi-story, respectively.

Office Property Summary by Region - March 31, 2011

Wholly Owned Properties

Operating Property Count		Submarket	Business Park	Year Built or Renovated	S or M	Total Operational Square Feet	Total Square Feet Under Construction / Redevelopment

62	Subtotal (continued from prior page)					5,240,801	—

1	5520 Research Park Drive (UMBC) (1)	BWI Airport	bwtech@UMBC	2009	M	103,333
2	5522 Research Park Drive (UMBC) (1)	BWI Airport	bwtech@UMBC	2007	S	23,925
						127,258

1	2500 Riva Road	Annapolis		2000	M	155,000

1	Old Annapolis Road	Howard Co. Perimeter	Oakland Ridge	1985	M	171,436

1	7125 Columbia Gateway Drive	Howard Co. Perimeter	Columbia Gateway	1973/1999	M	470,249
2	7000 Columbia Gateway Drive	Howard Co. Perimeter	Columbia Gateway	1999	M	145,386
3	6721 Columbia Gateway Drive	Howard Co. Perimeter	Columbia Gateway	2009	M	131,451
4	6711 Columbia Gateway Drive	Howard Co. Perimeter	Columbia Gateway	2006-2007	M	124,090
5	6731 Columbia Gateway Drive	Howard Co. Perimeter	Columbia Gateway	2002	M	123,576
6	6950 Columbia Gateway Drive	Howard Co. Perimeter	Columbia Gateway	1998	M	112,861
7	6940 Columbia Gateway Drive	Howard Co. Perimeter	Columbia Gateway	1999	M	108,652
8	7067 Columbia Gateway Drive	Howard Co. Perimeter	Columbia Gateway	2001	M	85,393
9	8621 Robert Fulton Drive	Howard Co. Perimeter	Columbia Gateway	2005-2006	M	83,734
10	6700 Alexander Bell Drive	Howard Co. Perimeter	Columbia Gateway	1988	M	76,358
11	6750 Alexander Bell Drive	Howard Co. Perimeter	Columbia Gateway	2001	M	75,328
12	6740 Alexander Bell Drive	Howard Co. Perimeter	Columbia Gateway	1992	M	63,161
13	7015 Albert Einstein Drive	Howard Co. Perimeter	Columbia Gateway	1999	S	62,216
14	8671 Robert Fulton Drive	Howard Co. Perimeter	Columbia Gateway	2002	S	55,688
15	6716 Alexander Bell Drive	Howard Co. Perimeter	Columbia Gateway	1990	M	52,114
16	8661 Robert Fulton Drive	Howard Co. Perimeter	Columbia Gateway	2002	S	48,666
17	7142 Columbia Gateway Drive	Howard Co. Perimeter	Columbia Gateway	1994	S	47,668
18	7130 Columbia Gateway Drive	Howard Co. Perimeter	Columbia Gateway	1989	S	45,882
19	6708 Alexander Bell Drive	Howard Co. Perimeter	Columbia Gateway	1988	M	39,128
20	7065 Columbia Gateway Drive	Howard Co. Perimeter	Columbia Gateway	2000	S	38,560
21	7138 Columbia Gateway Drive	Howard Co. Perimeter	Columbia Gateway	1990	S	38,285
22	7063 Columbia Gateway Drive	Howard Co. Perimeter	Columbia Gateway	2000	S	36,295
23	6760 Alexander Bell Drive	Howard Co. Perimeter	Columbia Gateway	1991	M	36,227
24	7150 Columbia Gateway Drive	Howard Co. Perimeter	Columbia Gateway	1991	S	34,734
25	7061 Columbia Gateway Drive	Howard Co. Perimeter	Columbia Gateway	2000	M	30,730
26	6724 Alexander Bell Drive	Howard Co. Perimeter	Columbia Gateway	2001	M	28,107
27	7134 Columbia Gateway Drive	Howard Co. Perimeter	Columbia Gateway	1990	S	21,931
28	6741 Columbia Gateway Drive	Howard Co. Perimeter	Columbia Gateway	2008	S	4,592
						2,221,062	—

1	7200 Riverwood Drive	Howard Co. Perimeter	Rivers Corporate Park	1986	S	160,000
2	7160 Riverwood Drive	Howard Co. Perimeter	Rivers Corporate Park	2000	M	62,041
3	9140 Guilford Road	Howard Co. Perimeter	Rivers Corporate Park	1983	S	40,288
4	7150 Riverwood Drive	Howard Co. Perimeter	Rivers Corporate Park	2000	M	39,496
5	9160 Guilford Road	Howard Co. Perimeter	Rivers Corporate Park	1984	M	36,919
6	7170 Riverwood Drive	Howard Co. Perimeter	Rivers Corporate Park	2000	M	27,891
7	9150 Guilford Road	Howard Co. Perimeter	Rivers Corporate Park	1984	S	18,405
8	10280 Old Columbia Road	Howard Co. Perimeter	Rivers Corporate Park	1988/2001	S	16,145
9	10270 Old Columbia Road	Howard Co. Perimeter	Rivers Corporate Park	1988/2001	S	15,914
10	9130 Guilford Road	Howard Co. Perimeter	Rivers Corporate Park	1984	S	13,647
11	10290 Old Columbia Road	Howard Co. Perimeter	Rivers Corporate Park	1988/2001	S	10,229
						440,975	—

1	9720 Patuxent Woods Drive	Howard Co. Perimeter	Owen Brown South	1986/2001	M	39,481
2	9740 Patuxent Woods Drive	Howard Co. Perimeter	Owen Brown South	1986/2001	M	37,520
3	9700 Patuxent Woods Drive	Howard Co. Perimeter	Owen Brown South	1986/2001	M	31,117
4	9730 Patuxent Woods Drive	Howard Co. Perimeter	Owen Brown South	1986/2001	M	30,495
5	9710 Patuxent Woods Drive	Howard Co. Perimeter	Owen Brown South	1986/2001	M	14,778
						153,391	—

1	9020 Mendenhall Court	Howard Co. Perimeter	Sieling Business Park	1982/2005	S	47,603

111	Total Baltimore/Washington Corridor					8,557,526	—

The S or M notation indicates single story or multi-story building, respectively.

(1) This property is a land-lease property.

Office Property Summary by Region - March 31, 2011

Wholly Owned Properties

Operating Property Count		Submarket	Business Park	Year Built or Renovated	S or M	Total Operational Square Feet	Total Square Feet Under Construction / Redevelopment

	St. Mary’s & King George Counties

1	22309 Exploration Drive	St. Mary’s County	Exploration Park	1984/1997	M	98,860
2	22289 Exploration Drive	St. Mary’s County	Exploration Park	2000	M	58,633
3	22299 Exploration Drive	St. Mary’s County	Exploration Park	1998	M	58,132
4	22300 Exploration Drive	St. Mary’s County	Exploration Park	1997	M	45,093
						260,718	—

1	46591 Expedition Drive	St. Mary’s County	Expedition Park	2005-2006	M	59,843
2	46579 Expedition Drive	St. Mary’s County	Expedition Park	2002	M	58,989
						118,832	—

1	44425 Pecan Court	St. Mary’s County	Wildewood Tech Park	1997	M	58,694
2	44408 Pecan Court	St. Mary’s County	Wildewood Tech Park	1986	S	49,808
3	23535 Cottonwood Parkway	St. Mary’s County	Wildewood Tech Park	1984	M	46,656
4	44417 Pecan Court	St. Mary’s County	Wildewood Tech Park	1989	S	29,053
5	44414 Pecan Court	St. Mary’s County	Wildewood Tech Park	1986	S	25,444
6	44420 Pecan Court	St. Mary’s County	Wildewood Tech Park	1989	S	25,338
						234,993	—

1	16480 Commerce Drive	King George County	Dahlgren Technology Center	2000	M	70,875
2	16541 Commerce Drive	King George County	Dahlgren Technology Center	1996	S	37,292
3	16539 Commerce Drive	King George County	Dahlgren Technology Center	1990	S	32,257
4	16442 Commerce Drive	King George County	Dahlgren Technology Center	2002	S	25,606
5	16501 Commerce Drive	King George County	Dahlgren Technology Center	2002	S	22,833
6	16543 Commerce Drive	King George County	Dahlgren Technology Center	2002	S	17,286
						206,149	—

18	Total St. Mary’s & King George Counties					820,692	—

	Northern Virginia

1	15000 Conference Center Drive	Dulles South	Westfields Corporate Center	1989	M	471,440
2	15010 Conference Center Drive	Dulles South	Westfields Corporate Center	2006	M	223,610
3	15049 Conference Center Drive	Dulles South	Westfields Corporate Center	1997	M	145,706
4	15059 Conference Center Drive	Dulles South	Westfields Corporate Center	2000	M	145,224
5	14900 Conference Center Drive	Dulles South	Westfields Corporate Center	1999	M	126,158
6	14280 Park Meadow Drive	Dulles South	Westfields Corporate Center	1999	M	114,409
7	4851 Stonecroft Boulevard	Dulles South	Westfields Corporate Center	2004	M	88,099
8	14850 Conference Center Drive	Dulles South	Westfields Corporate Center	2000	M	72,194
9	14840 Conference Center Drive	Dulles South	Westfields Corporate Center	2000	M	69,938
						1,456,778	—

1	13200 Woodland Park Road	Herndon	Woodland Park	2002	M	396,837

1	13454 Sunrise Valley Road	Herndon	Dulles Tech	1998	M	111,974
2	13450 Sunrise Valley Road	Herndon	Dulles Tech	1998	M	53,379
						165,353	—

1	3120 Fairview Park Drive	Herndon	Fairview Park	2008	M	42,910	140,530

1	1751 Pinnacle Drive	Tysons Corner		1989/1995	M	260,469
2	1753 Pinnacle Drive	Tysons Corner		1976/2004	M	186,707
3	1550 Westbranch Drive	Tysons Corner		2002	M	160,461
						607,637	—

1	2900 Towerview Road	Route 28 South	Renaissance Park	1982/2008	M	139,802

17	Total Northern Virginia					2,809,317	140,530

	Other

1	11751 Meadowville Lane	Richmond Southwest	Meadowville Technology Park	2007	M	193,000

1	201 Technology Park Drive	Southwest Virginia	Russell Regional Business Tech Park	2007	S	102,842

2	Total Other					295,842	—

The S or M notation indicates single story or multi-story building, respectively.

Office Property Summary by Region - March 31, 2011

Wholly Owned Properties

Operating Property Count		Submarket	Business Park	Year Built or Renovated	S or M	Total Operational Square Feet	Total Square Feet Under Construction / Redevelopment

	Greater Philadelphia

1	785 Jolly Road	Blue Bell	Arborcrest	1996	M	219,065	—
2	801 Lakeview Drive	Blue Bell	Arborcrest	1994	M	156,695	61,958
2	Total Greater Philadelphia					375,760	61,958

	San Antonio, Texas

2	7700 Potranco Road	San Antonio Northwest	Sentry Gateway	1982/1985	M	508,412
3	8000 Potranco Road	San Antonio Northwest	Sentry Gateway	2010	M	125,157
4	8030 Potranco Road	San Antonio Northwest	Sentry Gateway	2010	M	125,155
5	7700-5 Potranco-Warehouse	San Antonio Northwest	Sentry Gateway	2009	S	25,056
6	7700-1 Potranco Road	San Antonio Northwest	Sentry Gateway	2007	S	8,674
						792,454	—

1	1560 Cable Ranch Road - Building B	San Antonio Northwest	151 Technology Center	1985/2006	M	77,040
2	1560 Cable Ranch Road - Building A	San Antonio Northwest	151 Technology Center	1985/2007	M	45,935
						122,975	—

8	Total San Antonio, Texas					915,429	—

	Colorado Springs, Colorado

1	985 Space Center Drive	Colorado Springs East	Patriot Park	1989	M	106,026
2	655 Space Center Drive	Colorado Springs East	Patriot Park	2008	M	103,970
3	565 Space Center Drive	Colorado Springs East	Patriot Park	2009	M	89,899
4	745 Space Center Drive	Colorado Springs East	Patriot Park	2006	M	51,500
5	980 Technology Court	Colorado Springs East	Patriot Park	1995	S	33,207
6	525 Babcock Road	Colorado Springs East	Patriot Park	1967	S	14,000
						398,602	—

1	1055 North Newport Road	Colorado Springs East	Aerotech Commerce Park	2007-2008	M	59,763

1	3535 Northrop Grumman Point	Colorado Springs East	Colorado Springs Airport	2008	M	124,305

1	1670 North Newport Road	Colorado Springs East	Newport	1986-1987	M	67,500
2	1915 Aerotech Drive	Colorado Springs East		1985	S	37,946
3	1925 Aerotech Drive	Colorado Springs East		1985	S	37,946
						143,392	—

1	10807 New Allegiance Drive	I-25 North Corridor	InterQuest Office	2009	M	145,723
2	9965 Federal Drive	I-25 North Corridor	InterQuest Office	1983/2007	M	74,749
3	9945 Federal Drive	I-25 North Corridor	InterQuest Office	2009	S	74,005
4	9950 Federal Drive	I-25 North Corridor	InterQuest Office	2001	S	66,223
5	12515 Academy Ridge View	I-25 North Corridor	InterQuest Office	2006	M	61,372
6	9925 Federal Drive	I-25 North Corridor	InterQuest Office	2008	S	53,788
7	9960 Federal Drive	I-25 North Corridor	InterQuest Office	2001	S	46,948
						522,808	—

1	5725 Mark Dabling Boulevard	Colorado Springs Northwest	Northcreek	1984	M	108,976
2	5775 Mark Dabling Boulevard	Colorado Springs Northwest	Northcreek	1984	M	108,640
3	5755 Mark Dabling Boulevard	Colorado Springs Northwest	Northcreek	1989	M	104,848
						322,464	—

21	Total Colorado Springs, Colorado					1,571,334	—

	Washington, DC - Capitol Riverfront
1	1201 M Street	Washington, DC - Capitol Riverfront	Maritime Plaza	2001	M	200,509
2	1220 12th Street	Washington, DC - Capitol Riverfront	Maritime Plaza	2003	M	161,165
	Total Washington, DC - Capitol Riverfront					361,674	—

The S or M notation indicates single story or multi-story building, respectively.

Office Property Summary by Region - March 31, 2011

Wholly Owned Properties

Operating Property Count		Submarket	Business Park	Year Built or Renovated	S or M	Total Operational Square Feet	Total Square Feet Under Construction / Redevelopment

	Suburban Maryland

1	11800 Tech Road	North Silver Spring	Montgomery Industrial	1989	M	228,179

1	400 Professional Drive	Gaithersburg	Crown Point	2000	M	129,750

1	110 Thomas Johnson Drive	Frederick		1987/1999	M	122,490

1	45 West Gude Drive	Rockville		1987	M	122,555
2	15 West Gude Drive	Rockville		1986	M	108,485
						231,040	—

5	Total Suburban Maryland					711,459	—

	Greater Baltimore

1	11311 McCormick Road	Hunt Valley/Rte 83 Corridor	Hunt Valley Business Comm.	1984/1994	M	214,704
2	200 International Circle	Hunt Valley/Rte 83 Corridor	Hunt Valley Business Comm.	1987	M	125,352
3	226 Schilling Circle	Hunt Valley/Rte 83 Corridor	Hunt Valley Business Comm.	1980	M	97,309
4	201 International Circle	Hunt Valley/Rte 83 Corridor	Hunt Valley Business Comm.	1982	M	78,243
5	11011 McCormick Road	Hunt Valley/Rte 83 Corridor	Hunt Valley Business Comm.	1974	M	57,104
6	216 Schilling Circle	Hunt Valley/Rte 83 Corridor	Hunt Valley Business Comm.	1988/2001	M	35,806
7	222 Schilling Circle	Hunt Valley/Rte 83 Corridor	Hunt Valley Business Comm.	1978/1997	M	28,618
8	224 Schilling Circle	Hunt Valley/Rte 83 Corridor	Hunt Valley Business Comm.	1978/1997	M	27,575
						664,711	—

1	10150 York Road	Hunt Valley/Rte 83 Corridor		1985	M	175,207
2	9690 Deereco Road	Hunt Valley/Rte 83 Corridor		1988	M	134,950
3	375 West Padonia Road	Hunt Valley/Rte 83 Corridor		1986	M	104,885
						415,042	—

1	7210 Ambassador Road	Baltimore County Westside	Rutherford Business Center	1972	S	79,770
2	7152 Windsor Boulevard	Baltimore County Westside	Rutherford Business Center	1986	S	58,074
3	21 Governor’s Court	Baltimore County Westside	Rutherford Business Center	1981/1995	M	56,384
4	7125 Ambassador Road	Baltimore County Westside	Rutherford Business Center	1985	M	54,627
5	7104 Ambassador Road	Baltimore County Westside	Rutherford Business Center	1988	M	30,239
6	15 Governor’s Court	Baltimore County Westside	Rutherford Business Center	1981	S	14,890
7	17 Governor’s Court	Baltimore County Westside	Rutherford Business Center	1981	S	14,454
8	7127 Ambassador Road	Baltimore County Westside	Rutherford Business Center	1985	S	11,630
9	7129 Ambassador Road	Baltimore County Westside	Rutherford Business Center	1985	S	11,133
10	7106 Ambassador Road	Baltimore County Westside	Rutherford Business Center	1988	S	8,899
11	7108 Ambassador Road	Baltimore County Westside	Rutherford Business Center	1988	S	8,811
12	7102 Ambassador Road	Baltimore County Westside	Rutherford Business Center	1988	S	8,794
13	7131 Ambassador Road	Baltimore County Westside	Rutherford Business Center	1985	S	7,734
						365,439	—

1	502 Washington Avenue	Towson		1984	M	90,435
2	102 West Pennsylvania Avenue	Towson		1968/2001	M	49,701
3	100 West Pennsylvania Avenue	Towson		1952/1989	M	20,099
4	109-111 Allegheny Avenue	Towson		1971	M	18,431
						178,666	—

1	1501 South Clinton Street	Baltimore	Canton Crossing	2006	M	481,619

1	209 Research Boulevard	Harford County	Northgate Business Park	2010	M	54,027	23,165
2	210 Research Boulevard	Harford County	Northgate Business Park	2010	M	27,551	52,022
						81,578	75,187

31	Subtotal (continued on next page)					2,187,055	75,187

The S or M notation indicates single story or multi-story building, respectively.

Office Property Summary by Region - March 31, 2011

Wholly Owned Properties

Operating Property Count		Submarket	Business Park	Year Built or Renovated	S or M	Total Operational Square Feet	Total Square Feet Under Construction / Redevelopment

31	Subtotal (continued from prior page)					2,187,055	75,187

1	4940 Campbell Boulevard	White Marsh	Campbell Corporate Center	1990	M	50,415

1	8110 Corporate Drive	White Marsh	Corporate Place	2001	M	79,091
2	8140 Corporate Drive	White Marsh	Corporate Place	2003	M	76,271
						155,362	—

1	9910 Franklin Square Drive	White Marsh	Franklin Ridge	2005	S	57,812
2	9920 Franklin Square Drive	White Marsh	Franklin Ridge	2006	S	42,891
3	9930 Franklin Square Drive	White Marsh	Franklin Ridge	2001	S	39,750
4	9900 Franklin Square Drive	White Marsh	Franklin Ridge	1999	S	33,800
5	9940 Franklin Square Drive	White Marsh	Franklin Ridge	2000	S	32,242
						206,495	—

1	8020 Corporate Drive	White Marsh	McLean Ridge	1997	S	50,796
2	8094 Sandpiper Circle	White Marsh	McLean Ridge	1998	S	49,585
3	8098 Sandpiper Circle	White Marsh	McLean Ridge	1998	S	46,485
4	8010 Corporate Drive	White Marsh	McLean Ridge	1998	S	38,487
						185,353	—

1	5355 Nottingham Ridge Road	White Marsh	Nottingham Ridge	2005	S	35,930
2	5325 Nottingham Ridge Road	White Marsh	Nottingham Ridge	2002	S	35,678
						71,608	—

1	7941-7949 Corporate Drive	White Marsh	Tyler Ridge	1996	S	57,782
2	8007 Corporate Drive	White Marsh	Tyler Ridge	1995	S	41,799
3	8019 Corporate Drive	White Marsh	Tyler Ridge	1990	S	32,423
4	8013 Corporate Drive	White Marsh	Tyler Ridge	1990	S	29,995
5	8003 Corporate Drive	White Marsh	Tyler Ridge	1999	S	17,599
6	8015 Corporate Drive	White Marsh	Tyler Ridge	1990	S	15,669
7	8023 Corporate Drive	White Marsh	Tyler Ridge	1990	S	9,486
						204,753	—

1	5020 Campbell Boulevard	White Marsh	White Marsh Business Center	1986-1988	S	43,623
2	5024 Campbell Boulevard	White Marsh	White Marsh Business Center	1986-1988	S	33,710
3	5026 Campbell Boulevard	White Marsh	White Marsh Business Center	1986-1988	S	30,163
4	5022 Campbell Boulevard	White Marsh	White Marsh Business Center	1986-1988	S	26,748
						134,244	—

1	10001 Franklin Square Drive	White Marsh	White Marsh Commerce Center	1997	S	218,215

1	8114 Sandpiper Circle	White Marsh	White Marsh Health Center	1986	S	45,803

1	4979 Mercantile Road	White Marsh	White Marsh Hi-Tech Center	1985	S	49,590
2	4969 Mercantile Road	White Marsh	White Marsh Hi-Tech Center	1983	S	47,132
						96,722	—

1	7939 Honeygo Boulevard	White Marsh	White Marsh Professional Center	1984	M	28,208
2	8133 Perry Hall Boulevard	White Marsh	White Marsh Professional Center	1988	M	27,996
3	7923 Honeygo Boulevard	White Marsh	White Marsh Professional Center	1985	M	23,481
						79,685	—

1	8031 Corporate Drive	White Marsh		1988/2004	S	66,000
2	8615 Ridgely’s Choice Drive	White Marsh		2005	M	37,746
3	8029 Corporate Drive	White Marsh		1988/2004	S	25,000
						128,746	—

66	Total Greater Baltimore					3,764,456	75,187

252	TOTAL WHOLLY-OWNED OFFICE PROPERTY PORTFOLIO					20,183,489	277,675

The S or M notation indicates single story or multi-story building, respectively.

First Quarter 2011

Land Controlled

Location	Submarket	Status	Acres		Estimated Developable Square Feet

National Business Park - North	BWI Airport	Wholly owned	162		1,111,000
1243 Winterson Road (AS 22)	BWI Airport	Wholly owned	2		30,000
940 Elkridge Landing Road (AS 7)	BWI Airport	Wholly owned	3		54,000
West Nursery Road	BWI Airport	Wholly owned	1		5,000
Arundel Preserve	BWI Airport	Consolidated JV- 50% interest/Under contract	56	up to	1,652,000
1460 Dorsey Road	BWI Airport	Wholly owned	6		60,000
Columbia Gateway Parcel T-11	Howard Co. Perimeter	Wholly owned	14		220,000
7125 Columbia Gateway Drive	Howard Co. Perimeter	Wholly owned	8		275,000
Riverwood	Howard Co. Perimeter	Wholly owned	5		27,000
Total Baltimore / Washington Corridor			257		3,434,000

Westfields Corporate Center	Dulles South	Wholly owned	23		400,000
Westfields - Park Center	Dulles South	Wholly owned	33		674,000
Woodland Park	Herndon	Wholly owned	5		225,000
Patriot Ridge	Springfield	Wholly owned	11		738,000
Total Northern Virginia			72		2,037,000

Canton Crossing	Baltimore	Wholly owned	10		773,000
White Marsh	White Marsh	Wholly owned	152		1,692,000
37 Allegheny Avenue	Towson	Wholly owned	0.3		40,000
North Gate Business Park	Harford County	Wholly owned	34		439,000
Total Greater Baltimore			196		2,944,000

Thomas Johnson Drive	Frederick	Wholly owned	6		170,000
Route 15 / Biggs Ford Road	Frederick	Wholly owned	107		1,000,000
Rockville Corporate Center	Rockville	Wholly owned	10		220,000
M Square Research Park	College Park	Consolidated JV- 50% interest/Under contract	49		510,000
Total Suburban Maryland			172		1,900,000

Arborcrest	Blue Bell	Wholly owned	8		790,000
Total Greater Philadelphia			8		790,000

Dahlgren Technology Center	King George County	Wholly owned	38		64,000
Expedition VII	St. Mary’s County	Wholly owned	6		60,000
Total St. Mary’s & King George Counties			44		124,000

InterQuest	I-25 North Corridor	Wholly owned	113		1,623,000
9965 Federal Drive	I-25 North Corridor	Wholly owned	4		30,000
Patriot Park	Colorado Springs East	Wholly owned	71		756,000
Aerotech Commerce	Colorado Springs East	Wholly owned	6		90,000
Total Colorado Springs			194		2,499,000

Northwest Crossroads	San Antonio Northwest	Wholly owned	31		375,000
Military Drive	San Antonio Northwest	Wholly owned	37		658,000
Total San Antonio			68		1,033,000

Redstone Gateway	Huntsville, AL	Consolidated JV - 85% interest/Under contract	458		4,360,000
Total Huntsville			458		4,360,000

Indian Head	Charles County, MD	Consolidated JV - 75% interest	206		967,000
Fort Ritchie (1)	Fort Ritchie	Wholly owned	591		1,700,000
Total Other			797		2,667,000

TOTAL			2,265		21,788,000

This land inventory schedule excludes all properties listed as under construction, redevelopment or under development as detailed on pages 22 and 23, and includes properties under ground lease to us.

(1) The Fort Ritchie acquisition includes 283,565 square feet of existing office space targeted for future redevelopment and 110 existing usable residential units.

First Quarter 2011

Top 20 Tenants

(Based on Annualized Rental Revenue of

wholly owned office properties, dollars in thousands)

				Percentage of	Total	Percentage	Weighted
			Total	Total	Annualized	of Total	Average
		Number of	Occupied	Occupied	Rental	Annualized Rental	Remaining
Tenant		Leases	Square Feet	Square Feet	Revenue (2)	Revenue	Lease Term (3)

United States of America	(4)	77	3,165,508	18.0%	$95,956	21.2%	5.9
Northrop Grumman Corporation	(5)	16	1,204,210	6.9%	31,957	7.1%	6.5
Booz Allen Hamilton, Inc.		9	806,288	4.6%	24,627	5.5%	4.9
Computer Sciences Corporation	(5)	6	609,715	3.5%	18,539	4.1%	2.9
ITT Corporation	(5)	9	332,490	1.9%	8,162	1.8%	3.9
The MITRE Corporation		4	267,087	1.5%	7,880	1.7%	5.6
Wells Fargo & Company	(5)	6	216,374	1.2%	7,780	1.7%	7.2
The Aerospace Corporation		3	238,610	1.4%	7,631	1.7%	3.9
L-3 Communications Holdings, Inc.	(5)	4	258,192	1.5%	7,521	1.7%	3.0
CareFirst, Inc.		2	222,610	1.3%	7,247	1.6%	5.5
Integral Systems, Inc.	(5)	4	241,627	1.4%	6,249	1.4%	8.9
Comcast Corporation	(5)	7	308,332	1.8%	6,156	1.4%	2.5
The Boeing Company	(5)	6	196,939	1.1%	5,974	1.3%	3.5
AT&T Corporation	(5)	4	317,570	1.8%	5,408	1.2%	7.7
Ciena Corporation		5	270,557	1.5%	5,074	1.1%	2.0
General Dynamics Corporation	(5)	6	208,264	1.2%	4,601	1.0%	2.4
Raytheon Company		6	164,404	0.9%	4,402	1.0%	3.0
Unisys Corporation		1	156,695	0.9%	4,143	0.9%	9.2
The Johns Hopkins Institutions	(5)	5	141,403	0.8%	3,634	0.8%	5.6
Merck & Co., Inc.		2	225,894	1.3%	2,949	0.7%	1.3

Subtotal Top 20 Office Tenants		182	9,552,769	54.4%	265,890	58.8%	5.3
All remaining tenants		713	7,998,604	45.6%	185,971	41.2%	4.2
Total/Weighted Average		895	17,551,373	100.0%	$451,861	100.0%	4.9

(1)          Table excludes owner occupied leasing activity which represents 173,085 square feet with total annualized rental revenue of $4.0 million, and a weighted average remaining lease term of 4.9 years as of March 31, 2011.

(2)          Total Annualized Rental Revenue is the monthly contractual base rent as of March 31, 2011, multiplied by 12, plus the estimated annualized expense reimbursements under existing office leases.

(3)          The weighting of the lease term was computed using Total Rental Revenue.

(4)          Many of our government leases are subject to early termination provisions which are customary to government leases. The weighted average remaining lease term was computed assuming no exercise of such early termination rights.

(5)          Includes affiliated organizations or agencies.

First Quarter 2011

Renewal Analysis for Wholly Owned Office Properties

for Three Months Ended March 31, 2011

	Baltimore/ Washington Corridor	Northern Virginia	Greater Baltimore	Suburban Maryland	St. Mary’s and King George Counties	Colorado Springs	Washington DC-Capital Riverfront	Total Office

Quarter Ended March 31, 2011:

Expiring Square Feet	304,426	493,670	245,866	41,675	7,787	66,915	17,970	1,178,309
Vacated Square Feet	94,656	172,591	112,452	—	—		14,758	394,457
Renewed Square Feet	209,770	321,079	133,414	41,675	7,787	66,915	3,212	783,852
Retention Rate (% based upon square feet)	68.9%	65.0%	54.3%	100.0%	100.0%	100.0%	17.9%	66.5%

Renewed Space Only:
Average Committed Cost per Square Foot	$21.37	$0.96	$17.88	$4.20	$3.19	$15.00	$0.91	$10.69
Weighted Average Lease Term in years	7.0	1.1	5.0	2.0	2.0	5.0	1.0	3.7

Change in Total Rent - GAAP	6.0%	4.1%	7.2%	2.0%	-17.0%	17.3%	5.4%	5.5%
Change in Total Rent - Cash	1.4%	1.6%	-8.8%	2.3%	-20.5%	-1.7%	4.8%	-0.5%

Renewed & Retenanted Space:
Average Committed Cost per Square Foot	$24.46	$9.02	$17.41	$4.20	$10.56	$15.00	$21.25	$15.61
Weighted Average Lease Term in years	7.0	2.1	5.0	2.0	1.4	5.0	4.3	4.3

Change in Total Rent - GAAP	2.6%	3.9%	4.6%	2.0%	16.5%	17.3%	3.2%	4.3%
Change in Total Rent - Cash	-1.4%	1.7%	-10.4%	2.3%	13.9%	-1.7%	27.0%	-0.8%

Notes:	No renewal or retenanting activity transpired in our San Antonio, Greater Philadelphia or Other regions.
Activity is exclusive of owner occupied space and leases with less than a one-year term.
Retention rate includes early renewals.

First Quarter 2011

Lease Expiration Analysis

(wholly owned office properties)

					Total		Total
					Annual. Rental	Percentage	Annual. Rental
		Square			Revenue of	of Total	Revenue of
Year and Region	Number	Footage	Percentage of	Percentage of	Expiring	Annualized Rental	Expiring Leases
of Lease	of Leases	of Leases	Period’s Expiring	Total Occupied	Leases (3)	Revenue	per Occupied
Expiration (2)	Expiring	Expiring	Square Feet	Square Feet	(000’s)	Expiring	Square Foot

Baltimore/Washington Corridor	48	626,201	46.6%	3.6%	$15,501	3.4%	$24.75
Northern Virginia	4	31,612	2.4%	0.2%	1,008	0.2%	31.90
Greater Baltimore	56	343,242	25.6%	2.0%	6,801	1.5%	19.81
Suburban Maryland	3	83,052	6.2%	0.5%	2,328	0.5%	28.03
St. Mary’s and King George Cos.	10	110,919	8.3%	0.6%	2,252	0.5%	20.30
Colorado Springs	8	72,191	5.4%	0.4%	1,141	0.3%	15.80
Washington, DC-Capitol Riverfront	6	75,249	5.6%	0.4%	3,663	0.8%	48.68
2011	135	1,342,466	100.0%	7.7%	32,694	7.2%	24.35

Baltimore/Washington Corridor	49	1,133,216	42.1%	6.5%	29,779	6.6%	26.28
Northern Virginia	19	398,406	14.8%	2.3%	10,805	2.4%	27.12
Greater Baltimore	57	478,470	17.8%	2.7%	9,242	2.0%	19.31
Suburban Maryland	2	18,423	0.7%	0.1%	322	0.1%	17.45
St. Mary’s and King George Cos.	12	285,196	10.6%	1.6%	5,349	1.2%	18.76
Greater Philadelphia	2	78,359	2.9%	0.4%	1,392	0.3%	17.76
Colorado Springs	7	75,775	2.8%	0.4%	1,579	0.3%	20.84
Washington, DC-Capitol Riverfront	2	4,820	0.2%	0.0%	220	0.0%	45.64
Greater Philadelphia	1	219,065	3.2%	1.2%	2,783	0.6%	12.71
2012	151	2,691,730	100.0%	15.3%	61,470	13.6%	22.84

Baltimore/Washington Corridor	57	1,208,871	57.8%	6.9%	37,795	8.4%	31.26
Northern Virginia	11	156,013	7.5%	0.9%	4,030	0.9%	25.83
Greater Baltimore	46	351,649	16.8%	2.0%	7,527	1.7%	21.41
Suburban Maryland	2	8,909	0.4%	0.1%	242	0.1%	27.16
St. Mary’s and King George Cos.	7	109,215	5.2%	0.6%	1,924	0.4%	17.61
Colorado Springs	8	124,405	6.0%	0.7%	2,455	0.5%	19.73
Washington, DC-Capitol Riverfront	5	131,209	6.3%	0.7%	5,706	1.3%	43.49
2013	136	2,090,271	100.0%	11.9%	59,679	13.2%	28.55

Baltimore/Washington Corridor	46	726,426	38.7%	4.1%	20,345	4.5%	28.01
Northern Virginia	8	449,957	24.0%	2.6%	14,068	3.1%	31.27
Greater Baltimore	33	314,666	16.8%	1.8%	5,765	1.3%	18.32
Suburban Maryland	4	88,166	4.7%	0.5%	1,829	0.4%	20.74
St. Mary’s and King George Cos.	9	46,126	2.5%	0.3%	1,087	0.2%	23.57
Colorado Springs	9	178,558	9.5%	1.0%	3,969	0.9%	22.23
Washington, DC-Capitol Riverfront	6	71,562	3.8%	0.4%	3,054	0.7%	42.68
2014	115	1,875,461	100.0%	10.7%	50,118	11.1%	26.72

Baltimore/Washington Corridor	55	1,127,803	44.2%	6.4%	30,114	6.7%	26.70
Northern Virginia	12	703,129	27.6%	4.0%	21,086	4.7%	29.99
Greater Baltimore	37	383,672	15.1%	2.2%	7,030	1.6%	18.32
Suburban Maryland	3	132,505	5.2%	0.8%	2,585	0.6%	19.51
St. Mary’s and King George Cos.	8	76,199	3.0%	0.4%	1,300	0.3%	17.07
Colorado Springs	8	95,106	3.7%	0.5%	1,749	0.4%	18.39
Washington, DC-Capitol Riverfront	2	30,314	1.2%	0.2%	1,346	0.3%	44.40
2015	125	2,548,728	100.0%	14.5%	65,210	14.4%	25.59

Baltimore/Washington Corridor	94	2,787,145	40.1%	15.9%	72,100	16.0%	25.87
Northern Virginia	25	687,650	9.9%	3.9%	20,805	4.6%	30.26
Greater Baltimore	73	1,274,463	18.3%	7.3%	31,351	6.9%	24.60
Suburban Maryland	4	165,446	2.4%	0.9%	3,861	0.9%	23.34
St. Mary’s and King George Cos.	5	63,993	0.9%	0.4%	1,273	0.3%	19.89
Greater Philadelphia	1	156,695	2.3%	0.9%	4,143	0.9%	26.44
Colorado Springs	12	649,826	9.4%	3.7%	13,343	3.0%	20.53
San Antonio	6	837,070	12.0%	4.8%	24,557	5.4%	29.34
Washington, DC-Capitol Riverfront	3	31,750	0.5%	0.2%	1,341	0.3%	42.24
Other	2	295,842	4.3%	1.7%	9,010	2.0%	30.46
Thereafter	225	6,949,880	100.0%	39.6%	181,785	40.2%	26.16

Other (4)	6	46,814	100.0%	0.3%	905	0.2%	19.33

Total / Average	893	17,545,350		100.0%	$451,860	100.0%	$25.75

NOTE:  As of March 31, 2011, the weighted average lease term for the wholly owned office properties is 4.9 years.

(1)          This expiration analysis includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on 443,285 square feet yet to commence as of March 31, 2011.

(2)          Many of our government leases are subject to certain early termination provisions which are customary to government leases.  The year of lease expiration was computed assuming no exercise of such early termination rights.

(3)          Total Annualized Rental Revenue is the monthly contractual base rent as of March 31, 2011 multiplied by 12 plus the estimated annualized expense reimbursements under existing office leases.

(4)          Month-to-month leases and leases which have expired but the tenant remains in holdover are included in this line.

First Quarter 2011

Property Occupancy Rates by Region by Quarter

(wholly owned office properties)

	Baltimore /				St. Mary’s &
	Washington	Northern	Greater	Suburban	King George	Colorado	San	Greater	Washington, DC-		Total
	Corridor	Virginia	Baltimore	Maryland	Counties	Springs	Antonio	Philadelphia	Capitol Riverfront	Other	Portfolio

March 31, 2011

Number of Buildings	111	17	66	5	18	21	8	2	2	2	252
Rentable Square Feet	8,557,526	2,809,317	3,764,456	711,459	820,692	1,571,334	915,429	375,760	361,674	295,842	20,183,489
Occupied %	89.1%	86.4%	83.6%	70.1%	88.8%	76.1%	100.0%	100.0%	95.4%	100.0%	87.0%
Leased %	91.4%	88.8%	85.7%	83.2%	88.8%	76.3%	100.0%	100.0%	95.4%	100.0%	89.2%

December 31, 2010

Number of Buildings	111	17	66	5	18	21	8	2	2	2	252
Rentable Square Feet	8,432,626	2,772,817	3,750,398	695,306	821,812	1,568,926	915,127	375,760	361,674	295,842	19,990,288
Occupied %	89.5%	91.9%	85.0%	71.4%	86.8%	76.2%	100.0%	100.0%	98.5%	100.0%	88.2%
Leased %	90.6%	93.1%	85.8%	87.1%	86.8%	76.2%	100.0%	100.0%	98.5%	100.0%	89.5%

September 30, 2010

Number of Buildings	110	16	65	5	18	21	8	2	2	2	249
Rentable Square Feet	8,402,671	2,763,656	3,728,034	695,184	821,812	1,568,926	915,127	375,760	361,674	295,842	19,928,686
Occupied %	89.1%	91.9%	80.4%	72.5%	89.2%	76.7%	100.0%	100.0%	99.6%	100.0%	87.4%
Leased %	90.3%	93.2%	83.5%	73.3%	89.7%	76.7%	100.0%	100.0%	99.6%	100.0%	88.7%

June 30, 2010

Number of Buildings	109	16	64	5	18	21	6	4	—	4	247
Rentable Square Feet	8,168,938	2,764,708	3,687,629	695,184	821,812	1,571,462	665,117	615,397	—	497,042	19,487,289
Occupied %	89.6%	96.0%	81.2%	70.7%	96.0%	75.1%	100.0%	100.0%	0.0%	100.0%	88.3%
Leased %	90.6%	96.4%	83.4%	71.8%	96.0%	75.9%	100.0%	100.0%	0.0%	100.0%	89.3%

March 31, 2010

Number of Buildings	109	15	63	5	18	21	6	3	—	4	244
Rentable Square Feet	8,117,503	2,611,980	3,650,487	695,307	821,812	1,384,554	665,117	458,702	—	497,042	18,902,504
Occupied %	89.4%	96.4%	81.3%	86.2%	94.5%	86.3%	100.0%	100.0%	0.0%	100.0%	89.6%
Leased %	90.8%	96.8%	81.4%	86.2%	94.5%	86.3%	100.0%	100.0%	0.0%	100.0%	90.3%

First Quarter 2011

Real Estate Revenues* by Region

(dollars in thousands)

	Three Months Ended
Office Properties:	3/31/11	12/31/10	9/30/10	6/30/10	3/31/10

Baltimore/Washington Corridor	$53,252	$52,829	$51,946	$50,623	$52,058
Northern Virginia	18,274	19,283	18,949	18,172	18,659
Greater Baltimore	17,612	18,870	18,288	16,827	17,865
Colorado Springs	5,920	6,235	6,176	6,154	6,332
Suburban Maryland	5,609	5,235	5,243	5,452	5,829
St. Mary’s and King George Counties	3,534	3,417	3,431	3,530	3,589
San Antonio	7,663	7,898	5,609	4,228	3,938
Washington, DC - Capitol Riverfront	4,590	4,543	135	—	—
Greater Philadelphia	1,939	1,794	1,793	1,510	1,202
Wholesale Data Center	1,210	900	162	—	—
Other	2,838	2,709	3,296	3,495	3,524

Real estate revenues from cont. and discont. operations	$122,441	$123,713	$115,028	$109,991	$112,996

NOI* by Region

(dollars in thousands)

	Three Months Ended
Office Properties:	3/31/11	12/31/10	9/30/10	6/30/10	3/31/10

Baltimore/Washington Corridor	$31,862	$33,442	$33,001	$33,770	$29,903
Northern Virginia	10,603	12,382	11,754	11,466	11,346
Greater Baltimore	9,072	11,528	10,460	9,516	8,855
Colorado Springs	3,484	4,026	3,796	3,915	4,023
Suburban Maryland	2,891	3,096	2,625	3,253	3,128
St. Mary’s and King George Counties	2,518	2,377	2,279	2,489	2,482
San Antonio	3,794	3,877	2,912	2,128	2,309
Washington, DC - Capitol Riverfront	2,963	2,835	135	—	—
Greater Philadelphia	1,493	1,315	1,561	710	439
Wholesale Data Center	504	(51)	(89)	—	—
Other	2,352	1,867	2,290	2,600	2,215

NOI	$71,536	$76,694	$70,724	$69,847	$64,700

*Includes continuing and discontinued operations.

First Quarter 2011

Same Office Properties (1) Average Occupancy Rates by Region

	Number	Rentable
	of	Square	Three Months Ended
	Buildings	Feet	3/31/11	12/31/10	9/30/10	6/30/10	3/31/10

Baltimore Washington Corridor	109	8,231,594	88.1%	87.8%	87.8%	88.1%	88.2%

Northern Virginia	15	2,605,946	85.8%	91.5%	91.6%	96.2%	96.6%

Greater Baltimore	63	3,646,948	82.9%	82.3%	81.1%	81.2%	80.9%

Suburban Maryland	8	1,009,394	75.8%	77.0%	76.3%	75.3%	88.2%

St.Mary’s and King George Counties	18	820,692	88.8%	87.8%	93.3%	95.3%	94.8%

Colorado Springs	19	1,335,712	85.0%	85.2%	84.0%	85.5%	85.8%

San Antonio	6	665,117	100.0%	100.0%	100.0%	100.0%	100.0%

Greater Philadelphia	1	219,065	100.0%	100.0%	100.0%	100.0%	100.0%

Other	2	295,842	100.0%	100.0%	100.0%	100.0%	100.0%

Total Office	241	18,830,310	86.7%	87.3%	87.1%	88.1%	88.8%

(1)  Same office properties represent buildings owned and 100% operational since January 1, 2010.

First Quarter 2011

Same Office Property Real Estate Revenues by Region

(dollars in thousands)

	Three Months Ended
Office Properties:	3/31/11	12/31/10	9/30/10	6/30/10	3/31/10

Baltimore/Washington Corridor	$50,261	$50,523	$50,021	$50,000	$51,589
Northern Virginia	16,811	18,003	17,633	18,131	18,659
Greater Baltimore	16,793	18,190	17,905	16,746	17,797
Colorado Springs	5,580	5,911	5,868	5,918	6,079
Suburban Maryland	5,609	5,235	5,243	5,452	5,828
St. Mary’s and King George Counties	3,535	3,417	3,431	3,530	3,589
San Antonio	5,869	5,964	5,039	4,227	3,938
Greater Philadelphia	506	741	825	694	526
Other	2,437	2,513	2,551	2,481	2,533

Real estate revenues from cont. and discont. operations	$107,401	$110,497	$108,516	$107,179	$110,538

Same Office Property NOI by Region

(dollars in thousands)

	Three Months Ended
Office Properties:	3/31/11	12/31/10	9/30/10	6/30/10	3/31/10

Baltimore/Washington Corridor	$29,839	$31,708	$31,657	$33,528	$29,896
Northern Virginia	9,717	11,564	10,711	11,487	11,476
Greater Baltimore	8,553	11,103	10,349	9,525	8,926
Colorado Springs	3,518	4,033	3,853	4,018	3,991
Suburban Maryland	2,953	3,117	2,683	3,283	3,156
St. Mary’s and King George Counties	2,520	2,378	2,281	2,491	2,483
San Antonio	2,355	2,402	2,398	2,173	2,348
Greater Philadelphia	457	713	763	680	513
Other	2,211	2,179	2,192	2,140	2,146

NOI	$62,123	$69,197	$66,887	$69,325	$64,935
Add (less): Straight-line rent adjustments	(3,136)	(1,184)	1,882	(1,683)	(2,293)
Less: Amortization of deferred market rental revenue	(278)	(675)	(433)	(431)	(605)
Same office property cash NOI	$58,709	$67,338	$68,336	$67,211	$62,037
Less: Lease termination fees, gross	(157)	(2,059)	(209)	(1,086)	(278)
Same office property cash NOI, excluding gross lease termination fees	$58,552	$65,279	$68,127	$66,125	$61,759

Note: Same office properties represent buildings owned and 100% operational since January 1, 2010.

First Quarter 2011

Summary of Construction Projects

(dollars in thousands)

									Actual or
				Total	Percentage	as of March 31, 2011 (1)			Anticipated
				Rentable	Leased	Anticipated		Cost to	Construction	Anticipated
				Square	as of	total	Cost	date placed	Completion	Operational
Property and Location		Submarket	Ownership	Feet	3/31/11	cost	to date	in service	Date (2)	Date (3)

Under Construction

316 Sentinel Way (316 NBP) Annapolis Junction, Maryland		BWI Airport	Wholly owned	125,044	0%	$27,869	$22,583	—	1Q 11	1Q 12

7205 Riverwood Road Columbia, Maryland		Howard Co. Perimeter	Wholly owned	86,000	0%	18,900	7,198	—	4Q 11	4Q 12

Subtotal Government				211,044	0%	$46,769	$29,781	$—
% of Total Drivers				17%

410 National Business Parkway Annapolis Junction, Maryland		BWI Airport	Wholly owned	110,000	0%	$25,643	$8,454	—	4Q 11	4Q 12

430 National Business Parkway Annapolis Junction, Maryland		BWI Airport	Wholly owned	109,341	0%	24,942	13,690	—	2Q 11	2Q 12

7770 Backlick Road (Patriot Ridge I) Springfield, Virginia		Springfield	Wholly owned	240,000	0%	77,172	10,063	—	2Q 12	2Q 13

206 Research Boulevard Aberdeen, Maryland		Harford County	Wholly owned	127,300	0%	25,764	12,744	—	2Q 11	2Q 12

209 Research Boulevard Aberdeen, Maryland	(4)	Harford County	Wholly owned	77,192	100%	18,317	16,805	13,291	2Q 10	2Q 11

210 Research Boulevard Aberdeen, Maryland	(5)	Harford County	Wholly owned	79,573	35%	16,898	13,584	5,922	4Q 10	4Q 11

45310 Abell House Lane California, Maryland		St. Mary’s County	Wholly owned	80,205	100%	18,080	9,783	—	3Q 11	4Q 11

100 Sentry Gateway San Antonio, Texas		San Antonio Northwest	Wholly owned	94,550	0%	15,433	10,692	—	4Q 10	4Q 11

1000 Redstone Gateway Huntsville, Alabama		Huntsville	Consolidated Joint Venture	115,000	0%	21,231	1,279	—	4Q 11	4Q 12
Subtotal Defense Information Technology				1,033,161	18%	$243,480	$97,094	$19,213
% of Total Drivers				83%

Total Under Construction				1,244,205	15%	$290,249	$126,875	$19,213

(1) Cost includes land, construction and leasing costs.

(2) Actual or anticipated construction completion date is the estimated date of completion of the building shell.

(3) Anticipated operational date is the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.

(4) Although classified as “Under Construction,” 54,027 square feet are operational.

(5) Although classified as “Under Construction,” 27,551 square feet are operational.

Demand Driver Categories (as classified by COPT management):

Defense Information Technology:  Development opportunity created through our current and future relationships with defense information technology contractors and, possibly, minor Government tenancy.

Government:  Development opportunity created through our existing and future relationship with various agencies of the government of the United States of America.  Excludes Government tenancy included in

Defense Information Technology.

Market Demand:  Development opportunity created through perceived unfulfilled space requirements within a specific submarket; potential submarket demand exceeds existing supply.

Research Park:  Development opportunity created through specific research park relationship.

First Quarter 2011

Summary of Development and Redevelopment Projects

(dollars in thousands)

									Actual or
				Total	Percentage	as of March 31, 2011 (1)			Anticipated
				Rentable	Leased	Anticipated		Cost to	Construction	Anticipated
				Square	as of	total	Cost	date placed	Completion	Operational
Property and Location		Submarket	Ownership	Feet	3/31/11	cost	to date	in service	Date (2)	Date (3)

Under Redevelopment

7468 Candlewood Road Hanover, Maryland		BWI Airport	Wholly owned	357,700	0%	$41,735	$40,398	$—	4Q 10	4Q 11

3120 Fairview Park Drive Herndon, Virginia	(4)	Herndon	Wholly owned	183,440	36%	57,800	43,639	43,639	4Q10	4Q11

801 Lakeview Drive (Lakeside I) Blue Bell, Pennsylvania	(5)	Greater Philadelphia	Wholly owned	218,653	100%	30,365	26,616	20,645	3Q 10	3Q 11

751 Arbor Way (Hillcrest I) Blue Bell, Pennsylvania		Greater Philadelphia	Wholly owned	108,500	0%	19,100	4,373	—	4Q 11	4Q 12

Total Redevelopment				868,293		$149,000	$115,026	$64,284

Under Development

312 Sentinel Way Annapolis Junction, Maryland		BWI Airport	Wholly owned	125,000		30,800	10,834		2Q 12	2Q 13

Subtotal Government				125,000		$30,800	$10,834
% of Total Drivers				13%

310 Sentinel Way Annapolis Junction, Maryland		BWI Airport	Wholly owned	260,000		$74,300	$4,257		1Q 13	1Q 14

420 National Business Parkway Annapolis Junction, Maryland		BWI Airport	Wholly owned	140,000		36,000	4,996		3Q 12	3Q 13

202 Research Boulevard (Lot H) Aberdeen, Maryland		Harford County	Wholly owned	127,530		27,600	4,190		2Q 13	2Q 14

Sentry Gateway (Building 200) San Antonio, Texas		San Antonio Northwest	Wholly owned	93,830		15,800	2,144		3Q 12	3Q 13

8100 Potranco Road San Antonio, Texas		San Antonio Northwest	Wholly owned	125,000		25,200	3,373		4Q 12	3Q 13

Redstone Gateway (Building 2) Huntsville, Alabama		Huntsville	Consolidated Joint Venture	120,000		23,830	675		2Q 12	2Q 13
Subtotal Defense Information Technology				866,360		$202,730	$19,635
% of Total Drivers				87%

Total Under Development				991,360		$233,530	$30,469

(1)   Cost includes land, construction and leasing costs, except for properties previously operated prior to placing into redevelopment, in which case only incremental costs of redevelopment are included.

(2)   Actual or anticipated construction completion date is the estimated date of completion of the building shell.

(3)   Anticipated operational date is the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.

(4)   This property was shell complete in 2008 and we acquired in December 2010.  For accounting purposes, this space was 100% operational upon acquisition. For occupancy reporting, we are including the space as “Under Redevelopment” until the earlier of when leases commence or one year from the date of acquisition. 42,910 square feet are operational.

(5)   Although classified as “Under Redevelopment”, 156,695 square feet are operational.

Demand Driver Categories (as classified by COPT management):

Defense Information Technology:  Development opportunity created through our current and future relationships with defense information technology contractors and, possibly, minor Government tenancy.

Government:  Development opportunity created through our existing and future relationship with various agencies of the government of the United States of America.  Excludes Government tenancy included in Defense Information Technology.

Market Demand:  Development opportunity created through perceived unfulfilled space requirements within a specific submarket; potential submarket demand exceeds existing supply.

Research Park:  Development opportunity created through a specific research park relationship.

First Quarter 2011

Construction and Development Summary

(dollars in thousands)

	Rentable Square Feet
	Listed	Listed	Listed	Listed	Listed
	Construction	Development	Redevelopment	Wholesale Data	Controlled
	Projects	Projects	Projects	Center	Land Controlled	Other	Total

Baltimore/Washington Corridor	430,385	525,000	357,700	N/A	3,434,000	—	4,747,085
Northern Virginia	240,000	—	183,440	N/A	2,037,000	—	2,460,440
Greater Baltimore	284,065	127,530	—	N/A	2,944,000	—	3,355,595
Colorado Springs	—	—	—	N/A	2,499,000	—	2,499,000
Suburban Maryland	—	—	—	N/A	1,900,000	—	1,900,000
St. Mary’s and King George Counties	80,205	—	—	N/A	124,000	—	204,205
San Antonio	94,550	218,830	—	N/A	1,033,000	—	1,346,380
Greater Philadelphia	—	—	327,153	N/A	790,000	—	1,117,153
Huntsville, Alabama	115,000	120,000		N/A	4,360,000	—	4,595,000
Other	—	—	—	N/A	2,667,000	—	2,667,000

	1,244,205	991,360	868,293	N/A	21,788,000	—	24,891,858

	Costs to date, by region
	Listed	Listed	Listed	Listed	Listed
	Construction	Development	Redevelopment	Wholesale Data	Controlled
	Projects (1)	Projects (1)	Projects (1)	Center (1)	Land Controlled	Other	Total

Baltimore/Washington Corridor	$51,925	$20,087	$40,398	$—	$83,537	$15,638	$211,585
Northern Virginia	10,063	—	43,639	—	43,161	23	96,886
Greater Baltimore	43,133	4,190	—	—	77,629	4	124,956
Colorado Springs	—	—	—	—	48,347	215	48,562
Suburban Maryland	—	—	—	—	23,841	314	24,155
St. Mary’s and King George Counties	9,783	—	—	—	3,381	—	13,164
San Antonio	10,692	5,517	—	—	20,400	2,888	39,497
Greater Philadelphia	—	—	30,989	—	17,586	—	48,575
Huntsville, Alabama	1,279	675	—	—	13,308	—	15,262
Wholesale Data Center	—	—	—	153,974	—	—	153,974
Other	—	—	—	—	10,515	—	10,515

	$126,875	$30,469	$115,026	$153,974	$341,705	$19,082	$787,131

	Costs to date, by Balance Sheet line item
	Listed	Listed	Listed	Listed	Listed
	Construction	Development	Redevelopment	Wholesale Data	Controlled
	Projects	Projects	Projects	Center	Land Controlled	Other	Total

Operating properties	$18,632	$—	$61,531	$31,084	$20,327	$—	$131,574
Land - development	20,928	14,000	5,599	5,377	207,462	139	253,505
Properties under construction and development, excluding associated land costs	85,477	16,469	44,293	117,513	113,916	18,502	396,170
Deferred leasing costs	1,838	—	3,603	—	—	441	5,882

	$126,875	$30,469	$115,026	$153,974	$341,705	$19,082	$787,131

(1) Including cost of land undergoing construction, development or redevelopment activities.

First Quarter 2011

2011 Office Property Construction Placed into Service

			Total	Placed in
			Rentable	Service in
			Square	1st Quarter
Property and Location	Submarket	Ownership	Feet	2011
209 Research Boulevard
Aberdeen, Maryland	Harford County	Wholly owned	77,192	6,097

308 Sentinel Drive (308 NBP)
Annapolis Junction, Maryland	BWI Airport	Wholly owned	151,207	120,080

Total Construction Placed Into Service			228,399	126,177

First Quarter 2011

Construction Leasing Progression Over Previous Five Quarters (1)

			Total
			Rentable	Construction
			Square	Commencement	Cumulative Square Feet Leased as of
Property and Location	Submarket	Ownership	Feet	Date	3/31/2010	6/30/2010	9/30/2010	12/31/2010	3/31/2011

316 Sentinel Way (316 NBP)
Annapolis Junction, Maryland	BWI Airport	Wholly owned	125,044	1Q 10	—	—	—	—	—

324 Sentinel Way (324 NBP)
Annapolis Junction, Maryland	BWI Airport	Wholly owned	125,118	1Q 09	125,118	125,118	125,118	125,118	125,118

7205 Riverwood Road
Columbia, Maryland	Howard Co. Perimeter	Wholly owned	86,000	4Q 10	—	—	—	—	—

8000 Potranco Road
San Antonio, Texas	San Antonio Northwest	Wholly owned	125,005	1Q 09	125,005	125,005	125,005	125,005	125,005

8030 Potranco Road
San Antonio, Texas	San Antonio Northwest	Wholly owned	125,005	1Q 09	125,005	125,005	125,005	125,005	125,005

Subtotal Government			586,172		375,128	375,128	375,128	375,128	375,128
					64%	64%	64%	64%	64%

308 Sentinel Drive (308 NBP)
Annapolis Junction, Maryland	BWI Airport	Wholly owned	151,207	3Q 09	—	27,956	148,482	148,482	148,482

410 National Business Parkway
Annapolis Junction, Maryland	BWI Airport	Wholly owned	110,000	4Q 10	—	—	—	—	—

430 National Business Parkway
Annapolis Junction, Maryland	BWI Airport	Wholly owned	109,341	3Q 10	—	—	—	—	—

206 Research Boulevard
Aberdeen, Maryland	Harford County	Wholly owned	127,300	3Q 10	—	—	—	—	—

209 Research Boulevard
Aberdeen, Maryland	Harford County	Wholly owned	77,192	1Q 09	58,513	65,662	77,192	77,192	77,192

210 Research Boulevard
Aberdeen, Maryland	Harford County	Wholly owned	79,573	4Q 09	27,551	27,551	27,551	27,551	27,551

45310 Abell House Lane (2)
California, MD	St. Mary’s County	Wholly owned	80,205	4Q 10	—	80,205	80,205	80,205	80,205

100 Sentry Gateway
San Antonio, Texas	San Antonio Northwest	Wholly owned	94,550	1Q 10	—	—	—	—	—

1000 Redstone Gateway		Consolidated
Huntsville, Alabama	Huntsville	Joint Venture	115,000	1Q 11	—	—	—	—	—

Subtotal Defense Information Technology			944,368		86,064	201,374	333,430	333,430	333,430
					9%	21%	35%	35%	35%

Total Development Leasing			1,530,540		461,192	576,502	708,558	708,558	708,558

Percent Leased					30%	38%	46%	46%	46%

(1) Includes properties with actual building shell construction completion in 2010 and actual or anticipated building shell construction completion in 2011.

(2) We acquired this property in August 2010.

First Quarter 2011

Wholesale Data Center Summary

(dollars in thousands)

Actual or
			Initial	Critical Load				Anticipated
		Raised Floor	Stabilization	Upon		Anticipated		Construction	Anticipated	NOI for
	Gross Building	Square	Critical Load	Completion	MW	Total	Cost	Completion	Operational	Three Months
Property and Location	Area	Footage (1)	(in MWs) (2)	Leased	Operational	Cost (3)	to date	Date (4)	Date (5)	Ended 3/31/11

Power Loft @ Innovation
9651 Hornbaker Road
Manassas, Virginia	233,000	100,000	18	17%	11%	$282,000	$153,974	4Q 12	4Q 12	$504

Lease Expiration Analysis

					Total
	Number				Annual Rental
	of Leases	Raised Floor	Critical Load	Critical Load	Revenue of
Year of Lease Expiration	Expiring	Square Footage	Leased (MW)	Used (MW)	Expiring Leases

2019	1	7,172	1	1	$2,057
2020	1	19,023	2	1	2,084

			3	2	$4,141

(1) Raised floor square footage is that portion of the gross building area where tenants locate their computer servers.  Raised floor area is considered to be the net rentable square footage.

(2) Critical load is the power available for exclusive use of tenants in the property (expressed in terms of megawatts (“MWs”)).

(3) Anticipated total cost includes land, construction and leasing costs.

(4) Actual or anticipated construction completion date is the estimated date of completion of the building shell and equipment fit-out.

(5) Anticipated operational date is the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.

First Quarter 2011

Quarterly Common Equity Analysis

(Dollars and shares in thousands, except per share amounts)

			As if Converted		Diluted
SHAREHOLDER CLASSIFICATION	Common	Common	Preferred		Ownership
As of March 31, 2011:	Shares	Units	Shares/Units	Total	% of Total

Insiders	1,077,963	3,738,427	0	4,816,390	6.68%
Non-insiders	66,025,955	647,575	610,014	67,283,544	93.32%
	67,103,918	4,386,002	610,014	72,099,934	100.00%

	3/31/11	12/31/10	9/30/10	6/30/10	3/31/10
COMMON EQUITY - End of Quarter
Common Shares	67,104	66,932	59,406	59,288	58,927
Common Units	4,386	4,403	4,446	4,456	4,757
Total	71,490	71,334	63,852	63,744	63,684
End of Quarter Common Share Price	$36.14	$34.95	$37.31	$37.76	$40.13
Market Value of Common Shares/Units	$2,583,646	$2,493,134	$2,382,318	$2,406,973	$2,555,639

Common Shares Trading Volume
Average Daily Volume (Shares)	711	784	728	887	654
Average Daily Volume	$25,009	$27,910	$27,241	$35,095	$24,583
As a Percentage of Weighted Average Common Shares	1.1%	1.2%	1.2%	1.5%	1.1%

Common Share Price Range (price per share)
Quarterly High	$36.90	$38.96	$39.85	$43.61	$42.44
Quarterly Low	$33.83	$33.33	$35.04	$34.82	$32.69
Quarterly Average	$35.23	$35.59	$37.44	$39.58	$37.57

First Quarter 2011

Quarterly Preferred Equity and Total Market Capitalization Analysis

(dollars and shares in thousands, except per share amounts)

	3/31/11	12/31/10	9/30/10	6/30/10	3/31/10
PREFERRED EQUITY
Convertible Preferred Equity - End of Quarter
Convertible Series I Preferred Units Outstanding	352	352	352	352	352
Conversion Ratio	0.5000	0.5000	0.5000	0.5000	0.5000
Common Shares Issued Assuming Conversion	176	176	176	176	176

Convertible Series K Preferred Shares Outstanding	532	532	532	532	532
Conversion Ratio	0.8163	0.8163	0.8163	0.8163	0.8163
Common Shares Issued Assuming Conversion	434	434	434	434	434

Nonconvertible Preferred Equity - End of Quarter
Redeemable Series G Shares Outstanding	2,200	2,200	2,200	2,200	2,200
Redeemable Series H Shares Outstanding	2,000	2,000	2,000	2,000	2,000
Redeemable Series J Shares Outstanding	3,390	3,390	3,390	3,390	3,390
Total Nonconvertible Preferred Equity	7,590	7,590	7,590	7,590	7,590
Convertible Preferred Equity
Convertible Series K Shares Outstanding	884	884	884	884	884
Total Preferred Equity	8,474	8,474	8,474	8,474	8,474

Nonconvertible Preferred Equity ($25 par value)
Redeemable Series G Shares	$55,000	$55,000	$55,000	$55,000	$55,000
Redeemable Series H Shares	50,000	50,000	50,000	50,000	50,000
Redeemable Series J Shares	84,750	84,750	84,750	84,750	84,750
Total Nonconvertible Preferred Equity	$189,750	$189,750	$189,750	$189,750	$189,750

Convertible Preferred Equity ($25 liquidation value)
Convertible Series I Units	$8,800	$8,800	$8,800	$8,800	$8,800
Convertible Preferred Equity ($50 liquidation value)
Convertible Series K Shares	26,583	26,583	26,583	26,583	26,583
Total Convertible Preferred Equity	$35,383	$35,383	$35,383	$35,383	$35,383
Total Liquidation Value of Preferred Equity	$225,133	$225,133	$225,133	$225,133	$225,133

CAPITALIZATION
Liquidation Value of Preferred Shares/Units	$225,133	$225,133	$225,133	$225,133	$225,133
Market Value of Common Shares/Units	2,583,646	2,493,134	2,382,318	2,406,973	2,555,639
Total Equity Market Capitalization	$2,808,779	$2,718,267	$2,607,451	$2,632,107	$2,780,772

Total Debt	$2,396,795	$2,323,681	$2,468,419	$2,182,375	$2,107,131

Total Market Capitalization	$5,205,574	$5,041,948	$5,075,870	$4,814,482	$4,887,903

First Quarter 2011

Dividend Analysis

	Three Months Ended
	3/31/11		12/31/10		9/30/10		6/30/10		3/31/10
Common Share Dividends
Dividends per share/unit	$0.4125		$0.4125		$0.4125		$0.3925		$0.3925
Increase over prior period	0.0%		0.0%		5.1%		0.0%		0.0%

Common Dividend Payout Ratios
Diluted FFO Payout, as adjusted for comparability	79.2%		61.7%		71.3%		73.2%		75.2%

Diluted AFFO Payout	142.4%		95.0%		89.3%		92.6%		99.2%

Dividend Coverage - Diluted FFO, as adjusted for comparability	1.26	x	1.62	x	1.40	x	1.37	x	1.33	x

Dividend Coverage - Diluted AFFO	0.70	x	1.05	x	1.12	x	1.08	x	1.01	x

Common Dividend Yields
Dividend Yield at Quarter End	4.57%		4.72%		4.42%		4.16%		3.91%

Series I Preferred Unit Distributions
Preferred Unit Distributions Per Unit	$0.46875		$0.46875		$0.46875		$0.46875		$0.46875
Preferred Unit Distributions Yield	7.500%		7.500%		7.500%		7.500%		7.500%
Quarter End Recorded Book Value	$25.00		$25.00		$25.00		$25.00		$25.00

Series G Preferred Share Dividends
Preferred Share Dividends Per Share	$0.50000		$0.50000		$0.50000		$0.50000		$0.50000
Preferred Share Dividend Yield	8.000%		8.000%		8.000%		8.000%		8.000%
Quarter End Recorded Book Value	$25.00		$25.00		$25.00		$25.00		$25.00

Series H Preferred Share Dividends
Preferred Share Dividends Per Share	$0.46875		$0.46875		$0.46875		$0.46875		$0.46875
Preferred Share Dividend Yield	7.500%		7.500%		7.500%		7.500%		7.500%
Quarter End Recorded Book Value	$25.00		$25.00		$25.00		$25.00		$25.00

Series J Preferred Share Dividends
Preferred Share Dividends Per Share	$0.47656		$0.47656		$0.47656		$0.47656		$0.47656
Preferred Share Dividend Yield	7.625%		7.625%		7.625%		7.625%		7.625%
Quarter End Recorded Book Value	$25.00		$25.00		$25.00		$25.00		$25.00

Series K Preferred Share Dividends
Preferred Share Dividends Per Share	$0.70000		$0.70000		$0.70000		$0.70000		$0.70000
Preferred Share Dividend Yield	5.600%		5.600%		5.600%		5.600%		5.600%
Quarter End Recorded Book Value	$50.00		$50.00		$50.00		$50.00		$50.00

First Quarter 2011

Debt Analysis

(dollars in thousands)

	3/31/11	12/31/10	9/30/10	6/30/10	3/31/10
Debt Outstanding
Mortgage Loans	$1,484,892	$1,485,860	$1,449,817	$1,432,544	$1,452,845
Construction Loans (1)	178,365	159,092	138,655	119,640	100,225
Unsecured Revolving Credit Facility (2)	348,000	295,000	498,000	250,000	397,000
Exchangeable Senior Notes	385,538	383,729	381,947	380,191	157,061
	$2,396,795	$2,323,681	$2,468,419	$2,182,375	$2,107,131

Interest Rate Data
Fixed-Mortgage Loans	$1,174,656	$1,175,305	$1,179,060	$1,161,652	$1,165,073
Fixed-Exchangeable Senior Notes	385,538	383,729	381,947	380,191	157,061
Variable Rate Loans	426,849	504,712	687,412	420,532	564,997
Variable Rate Loans Subject to Interest Rate Swaps (3)	409,752	259,935	220,000	220,000	220,000
	$2,396,795	$2,323,681	$2,468,419	$2,182,375	$2,107,131

% of Fixed Rate Loans (3)	82.19%	78.28%	72.15%	80.73%	73.19%
% of Variable Rate Loans (3)	17.81%	21.72%	27.85%	19.27%	26.81%
	100.00%	100.00%	100.00%	100.00%	100.00%

	Three Months Ended
	3/31/2011		12/31/2010		9/30/2010		6/30/2010		3/31/2010
Average Contract Interest Rates
Mortgage & Construction Loans	5.26%		5.30%		5.39%		5.43%		5.45%
Unsecured Revolving Credit Facility (4)	2.18%		2.07%		2.19%		2.53%		1.93%
Exchangeable Senior Notes (5)	3.95%		3.95%		3.95%		3.95%		3.50%
Total Weighted Average	4.91%		4.92%		5.06%		5.26%		4.83%

Debt ratios (coverage ratios excluding capitalized interest) – All coverage computations include the effect of discontinued operations
NOI interest coverage ratio	3.03	x	3.24	x	3.01	x	3.05	x	3.11	x
Adjusted EBITDA interest coverage ratio	2.93	x	3.36	x	2.85	x	2.85	x	2.97	x
NOI debt service coverage ratio	2.61	x	2.81	x	2.62	x	2.64	x	2.67	x
Adjusted EBITDA debt service coverage ratio	2.52	x	2.92	x	2.49	x	2.47	x	2.54	x
NOI fixed charge coverage ratio	2.57	x	2.75	x	2.55	x	2.57	x	2.59	x
Adjusted EBITDA fixed charge coverage ratio	2.49	x	2.86	x	2.42	x	2.41	x	2.47	x
Debt to Adjusted EBITDA ratio (6)	8.66	x	7.29	x	9.21	x	8.36	x	8.54	x
Adjusted debt to Adjusted EBITDA ratio (7)	7.23	x	6.08	x	7.93	x	7.14	x	7.25	x

(1)

Includes $161.6 million due under our Revolving Construction Facility at March 31, 2011. This facility provides for the borrowing of up to $225.0 million to finance construction of the Company’s wholly owned buildings.

(2)	As of March 31, 2011, our borrowing capacity under the Revolving Credit Facility was $800.0 million, of which $447.8 million was available.
(3)

Includes the effect of interest rate swaps in effect during certain of the periods set forth above that hedge the risk of changes in interest rates on certain of our one-month LIBOR-based variable rate debt.

(4)	Includes effect of interest expense incurred on interest rate swaps.
(5)	Represents the weighted average of the stated interest rates on our Exchangeable Senior Notes.
(6)	Represents debt divided by Adjusted EBITDA for the three month period multiplied by four.
(7)	Represents debt adjusted to subtract construction in progress as of period end divided by Adjusted EBITDA for the three month period multiplied by four.

First Quarter 2011

Debt Maturity Schedule

(dollars in thousands)

	Non-Recourse Debt (1)			Recourse Debt (1)
Year of Maturity	Annual Amortization of Monthly Payments	Balloon Payments Due on Maturity	Weighted Average Interest Rate of Amounts Maturing	Annual Amortization of Monthly Payments	Balloon Payments Due on Maturity	Weighted Average Interest Rate of Amounts Maturing	Revolver (2)	Total Scheduled Payments

April - June	$3,609	$—	N/A	$246	$16,753	3.02%	$—	$20,608
July - September	3,479	102,264	5.47%	257	—	N/A	348,000	454,000
October - December	3,186	—	N/A	258	—	N/A	—	3,444
Total 2011 (3)	$10,274	$102,264	5.47%	$761	$16,753	3.02%	$348,000	$478,052

2012 (4)	12,802	257,523		1,065	161,613		—	433,003
2013	10,075	134,843		1,131	—		—	146,049
2014 (5)	6,688	175,931		840	26,766		—	210,225
2015	5,208	135,734		530	19,000		—	160,472
2016	3,481	274,605		556	—		—	278,642
2017	193	300,610		585	—		—	301,388
2018	—	—		617	—		—	617
2019	—	—		573	39		—	612
2020	—	—		200	—		—	200
2021	—	—		200	—		—	200
2022	—	—		200	—		—	200
2023	—	—		200	—		—	200
2024	—	—		200	—		—	200
2025	—	—		200	—		—	200
2026	—	—		50	11		—	61
	$48,721	$1,381,510		$7,908	$224,182		$348,000	$2,010,321

		Net premium						936
		Mortgage and Other Loans Payable						$2,011,257
						3.5%	4.25%
		Exchangeable Senior Notes-Face Amount				$162,500	$240,000	$402,500
		Net discount				(1,648)	(15,314)	(16,962)
		Exchangeable Senior Notes (6)				$160,852	$224,686	385,538

		Total Debt						$2,396,795

Notes:

(1)

Certain mortgages contain extension options, generally either for a period of six months or one year, subject to certain conditions. The maturity dates presented above in the table assume that the extension options have not been exercised.

(2)	As of March 31, 2011, our borrowing capacity under the Revolving Credit Facility was $800.0 million, of which $447.8 million was available.

(3)	Includes $348.0 million due under our Revolving Credit Facility at March 31, 2011 that may be extended by us for a one-year period, subject to certain conditions.

(4)

Includes $161.6 million due under our Revolving Construction Facility at March 31, 2011. This facility provides for borrowings of up to $225.0 million to finance construction of the Company’s wholly owned buildings.

(5)	We have $73.9 million of nonrecourse debt maturing in 2034 that may be prepaid in 2014, subject to certain conditions. The above table includes $69.2 million in maturities on these loans in 2014.

(6)

3.5% Exchangeable Senior Notes mature in September 2026 but are subject to a put by the holders in September 2011 and every five years thereafter. 4.25% Exchangeable Senior Notes mature in April 2030 but are subject to a put by the holders in April 2015 and every five years thereafter.

First Quarter 2011

Summary of Consolidated Joint Ventures

(dollars in thousands)

	Operational		Total	Property Level	% COPT
Operating Properties	Square Feet	Occupancy	Assets (1)	Debt	Owned
Baltimore/Washington Corridor:
7740 Milestone Parkway	143,823	6.0%	$28,087	$16,753	50.0%

Suburban Maryland:
4230 Forbes Boulevard	55,866	92.0%	4,003	—	50.0%
M Square - operating properties			55,410	39,752	50.0%
5825 University Research Drive	118,620	74.8%
5850 University Research Drive	123,449	100.0%

Total/Average	441,758	61.6%	$87,500	$56,505

	Estimated
	Developable	Total	Property-Level	% COPT
Non-operational Properties	Square Feet	Assets (1)	Debt	Owned
Baltimore/Washington Corridor:
7742-7874 Milestone Parkway	1,652,000	$4,893	—	50.0%

Suburban Maryland:
Indian Head Technology Center Business Park	967,000	7,486	—	75.0%
M Square Research Park	510,000	5,048	—	50.0%

Huntsville, AL:
Redstone Gateway	4,595,000	21,070	—	85.0%

Total	7,724,000	$38,497	$—

(1)          Total assets includes any outside investment basis related to the applicable joint venture and related joint ventures (formed and to be formed) plus the total assets recorded on the books of the consolidated joint venture.

First Quarter 2011

Summary of Unconsolidated Joint Venture

(dollars in thousands)

	Operational
Property and Location	Square Feet	Occupancy
Greater Harrisburg:
2605 Interstate Drive	79,456	100.0%
6345 Flank Drive	69,443	63.0%
6340 Flank Drive	68,200	100.0%
2601 Market Place	65,411	90.0%
6400 Flank Drive	56,556	100.0%
6360 Flank Drive	52,439	29.6%
6385 Flank Drive	46,589	46.1%
6380 Flank Drive	32,671	89.1%
6405 Flank Drive	32,668	80.6%
95 Shannon Road	32,000	0.0%
75 Shannon Road	31,710	36.4%
6375 Flank Drive	28,347	82.0%
85 Shannon Road	21,976	100.0%
5035 Ritter Road	20,887	0.0%
5070 Ritter Road - Building A	19,783	71.3%
5070 Ritter Road - Building B	12,863	100.0%

Total/Average	670,999	72.0%

COPT Investment	$(5,686)
Total Assets	$65,160
Property Level Debt	$65,424
% COPT Owned	20.0%

First Quarter 2011

Supplementary Reconciliations of Non-GAAP Measures

(in thousands)

	Three Months Ended
	3/31/11	12/31/10	9/30/10	6/30/10	3/31/10

Net (loss) income	$(18,566)	$16,752	$8,926	$9,151	$10,675
Interest expense on continuing and discontinued operations	26,928	26,878	26,626	25,921	22,703
Total income tax (benefit) expense	(544)	33	27	7	52
Depreciation of furniture, fixtures and equipment (FF&E)	625	642	652	632	650
Real estate-related depreciation and amortization	33,020	35,347	30,745	29,548	27,603
Impairment loss	27,742	—	—	—	—
Adjusted EBITDA	$69,205	$79,652	$66,976	$65,259	$61,683
Add back:
General and administrative	6,777	6,103	6,079	5,926	5,900
Business development	488	691	2,886	465	155
Depreciation of FF&E	(625)	(642)	(652)	(632)	(650)
Income from construction contracts and other service operations	(410)	(483)	(261)	(663)	(966)
Interest and other income	(1,168)	(7,626)	(395)	(245)	(1,302)
Gain on sales of operating properties	—	4	(784)	—	(297)
Non-operational property sales	(2,701)	—	(2,477)	(335)	(28)
Equity in (income) loss of unconsolidated entities	(30)	(1,005)	(648)	72	205
NOI	$71,536	$76,694	$70,724	$69,847	$64,700

Discontinued Operations
Revenues from real estate operations	$74	$(52)	$478	$734	$768
Property operating expenses	—	—	(44)	(139)	(161)
Depreciation and amortization	—	—	—	—	(7)
Interest	—	—	(89)	(109)	(65)
Gain on sales of depreciated real estate properties	—	(4)	784	—	297
Discontinued operations	$74	$(56)	$1,129	$486	$832

Gain on sales of real estate, net, per statements of operations	$2,701	$—	$2,477	$335	$17
Add income taxes	—	—	—	—	11
Gain on sales of real estate from discontinued operations	—	(4)	784	—	297
Gain on sales of real estate from continuing and discontinued operations	2,701	(4)	3,261	335	325
Gain on sales of non-operating properties	(2,701)	—	(2,477)	(335)	(28)
Gain on sales of operating properties	$—	$(4)	$784	$—	$297

Weighted Average Shares for quarter ended:
Common Shares Outstanding	66,340	63,404	58,656	58,489	57,844
Dilutive effect of share-based compensation awards	261	236	296	421	364
Common Units	4,396	4,412	4,453	4,558	5,017
Denominator for FFO per share - diluted	70,997	68,052	63,405	63,468	63,225

Denominator for diluted EPS	66,340	63,640	58,952	58,910	58,208
Anti-dilutive EPS effect of share-based compensation awards	261	—	—	—	—
Weighted average common units	4,396	4,412	4,453	4,558	5,017
Denominator for diluted FFO per share	70,997	68,052	63,405	63,468	63,225

First Quarter 2011

Supplementary Reconciliations of Non-GAAP Measures (continued)

(dollars in thousands)

	Three Months Ended
	3/31/11	12/31/10	9/30/10	6/30/10	3/31/10

Total Assets or Denominator for Debt to Total Assets	$3,865,809	$3,844,517	$3,737,372	$3,467,283	$3,398,352
Accumulated depreciation	526,825	503,032	479,218	464,408	443,246
Intangible assets on real estate acquisitions, net	106,444	113,735	123,307	96,151	94,925
Assets other than assets included in properties, net	(397,038)	(399,062)	(388,222)	(336,769)	(333,390)
Denominator for Debt to Undepreciated Book Value of Real Estate Assets	$4,102,040	$4,062,222	$3,951,675	$3,691,073	$3,603,133

GAAP revenues from real estate operations from continuing operations	$122,367	$123,765	$114,550	$109,257	$112,228
Revenues from discontinued operations	74	(52)	478	734	768
Real estate revenues from continuing and discontinued operations	$122,441	$123,713	$115,028	$109,991	$112,996

GAAP revenues from real estate operations from continuing operations	$122,367	$123,765	$114,550	$109,257	$112,228
Property operating expenses	(50,905)	(47,019)	(44,260)	(40,005)	(48,135)
Revenues from discontinued operations	74	(52)	478	734	768
Property operating expenses from discontinued operations	—	—	(44)	(139)	(161)
NOI	$71,536	$76,694	$70,724	$69,847	$64,700

Depreciation and amortization assoc. with real estate operations from continuing operations	$33,020	$35,347	$30,745	$29,548	$27,596
Depreciation and amortization from discontinued operations	—	—	—	—	7
Real estate-related depreciation and amortization	$33,020	$35,347	$30,745	$29,548	$27,603

Total tenant improvements and incentives on operating properties	$13,270	$8,761	$7,789	$4,630	$4,071
Total capital improvements on operating properties	1,990	6,879	1,717	1,524	870
Total leasing costs for operating properties	2,736	4,573	2,004	1,350	1,338
Less: Nonrecurring tenant improvements and incentives on operating properties	(2,448)	(3,003)	(1,067)	(136)	(77)
Less: Nonrecurring capital improvements on operating properties	(610)	(1,342)	(171)	(293)	(60)
Less: Nonrecurring leasing costs for operating properties	(616)	10	(120)	(3)	54
Add: Recurring capital expenditures on operating properties held through joint ventures	22	82	4	8	15
Recurring capital expenditures	$14,344	$15,960	$10,156	$7,080	$6,211

Interest expense from continuing operations	$26,928	$26,878	$26,537	$25,812	$22,638
Interest expense from discontinued operations	—	—	89	109	65
Total interest expense	$26,928	$26,878	$26,626	$25,921	$22,703
Less: Amortization of deferred financing costs	(1,759)	(1,696)	(1,554)	(1,495)	(1,126)
Less: Amortization of discount on Exchangeable Senior Notes, net of amounts capitalized	(1,558)	(1,503)	(1,541)	(1,488)	(782)
Denominator for interest coverage	$23,611	$23,679	$23,531	$22,938	$20,795
Scheduled principal amortization	3,798	3,607	3,420	3,500	3,469
Denominator for debt service coverage	$27,409	$27,286	$26,951	$26,438	$24,264
Scheduled principal amortization	(3,798)	(3,607)	(3,420)	(3,500)	(3,469)
Preferred dividends - redeemable non-convertible	4,025	4,026	4,025	4,026	4,025
Preferred distributions	165	165	165	165	165
Denominator for fixed charge coverage	$27,801	$27,870	$27,721	$27,129	$24,985

Preferred dividends	$4,025	$4,026	$4,025	$4,026	$4,025
Preferred distributions	165	165	165	165	165
Common distributions	1,809	1,816	1,834	1,749	1,867
Common dividends	27,704	27,597	24,494	23,259	23,160
Total dividends/distributions	$33,703	$33,604	$30,518	$29,199	$29,217

Common share dividends	$27,704	$27,597	$24,494	$23,259	$23,160
Common unit distributions	1,809	1,816	1,834	1,749	1,867
Dividends and distributions for FFO and AFFO payout ratios	$29,513	$29,413	$26,328	$25,008	$25,027

Debt, net	$2,396,795	$2,323,681	$2,468,419	$2,182,375	$2,107,131
Less: Construction in progress	(396,170)	(386,195)	(344,924)	(319,846)	(317,283)
Adjusted debt for adjusted debt to EBITDA ratio	$2,000,625	$1,937,486	$2,123,495	$1,862,529	$1,789,848

Income (benefit) tax expense from continuing operations	$(544)	$33	$27	$7	$41
Income tax (benefit) expense from gain on other sales of real estate	—	—	—	—	11
Total income tax expense	$(544)	$33	$27	$7	$52

First Quarter 2011

Definitions

Non-GAAP Measures

We believe that the measures defined below that are not determined in accordance with generally accepted accounting principals (“GAAP”) are helpful to investors in measuring our performance and comparing it to that of other real estate investment trusts (“REITs”).  Since these measures exclude certain items includable in their respective most comparable GAAP measures, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP and non-GAAP measures.  These measures are not necessarily indications of our cash flow available to fund cash needs.  Additionally, they should not be used as an alternative to the respective most comparable GAAP measures when evaluating our financial performance or to cash flow from operating, investing and financing activities when evaluating our liquidity or ability to make cash distributions or pay debt service.

Funds from operations (“FFO” or “FFO per NAREIT”)

Defined as net (loss) income computed using GAAP, excluding gains on sales of previously depreciated operating properties, plus real estate-related depreciation and amortization.  Gains from sales of newly-developed properties less accumulated depreciation, if any, required under GAAP are included in FFO on the basis that development services are the primary revenue generating activity; we believe that inclusion of these development gains is in accordance with the National Association of Real Estate Investment Trust’s (“NAREIT”) definition of FFO, although others may interpret the definition differently and, accordingly, our presentation of FFO may differ from those of other REITs.  We believe that FFO is useful to management and investors as a supplemental measure of operating performance because, by excluding gains related to sales of previously depreciated operating properties and excluding real estate-related depreciation and amortization, FFO can help one compare our operating performance between periods.  We believe that net (loss) income is the most directly comparable GAAP measure to FFO.

Basic FFO available to common share and common unit holders (“Basic FFO”)

This measure is FFO adjusted to subtract (1) preferred share dividends, (2) income attributable to noncontrolling interests through ownership of preferred units in Corporate Office Properties, L.P. (the “Operating Partnership”) or interests in other consolidated entities not owned by us, (3) depreciation and amortization allocable to noncontrolling interests in other consolidated entities, (4) Basic FFO allocable to restricted shares and (5) issuance costs associated with redeemed preferred shares.  With these adjustments, Basic FFO represents FFO available to common shareholders and holders of common units in the Operating Partnership (“common units”).  Common units are substantially similar to our common shares of beneficial interest (“common shares”) and are exchangeable into common shares, subject to certain conditions.  We believe that Basic FFO is useful to investors due to the close correlation of common units to common shares.  We believe that net (loss) income is the most directly comparable GAAP measure to Basic FFO.

Diluted FFO available to common share and common unit holders (“Diluted FFO”)

Diluted FFO is Basic FFO adjusted to add back any changes in Basic FFO that would result from the assumed conversion of securities that are convertible or exchangeable into common shares.  The computation of Diluted FFO assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO is useful to investors because it is the numerator used to compute Diluted FFO per share, discussed below.  We believe that the numerator to diluted EPS is the most directly comparable GAAP measure to Diluted FFO.

Diluted FFO per share

Diluted FFO per share is (1) Diluted FFO divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of Diluted FFO per share assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO per share is useful to investors because it provides investors with a further context for evaluating our FFO results in the same manner that investors use earnings per share (“EPS”) in evaluating net (loss) income available to common shareholders.  We believe that diluted EPS is the most directly comparable GAAP measure to Diluted FFO per share.

Diluted FFO available to common share and common unit holders, as adjusted for comparability (“Diluted FFO, as adjusted for comparability”)

Defined as Diluted FFO adjusted to exclude operating property acquisition costs and impairment losses.  We believe that the excluded items are not reflective of normal operations and, as a result, believe that a measure that excludes these items is a useful supplemental measure in evaluating operating performance.  We believe that the numerator to diluted EPS is the most directly comparable GAAP measure to this non-GAAP measure.

First Quarter 2011

Diluted FFO per share, as adjusted for comparability

Defined as (1) Diluted FFO available to common share and common unit holders, as adjusted for comparability divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of this measure assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase the per share measure in a given period.  As discussed above, we believe that the excluded items are not indicative of normal operations.  As such, we believe that a measure that excludes these items is a useful supplemental measure in evaluating our operating performance.  We believe that diluted EPS is the most directly comparable GAAP measure.

Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)

Defined as Diluted FFO adjusted for the following: (1) the elimination of the effect of (a) noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of recurring tenant incentives, and amortization of acquisition intangibles included in FFO and NOI, both of which are described under “Cash NOI” below), (b) amortization of discounts on our Exchangeable Senior Notes, net of amounts capitalized, (c) impairment losses, (d) operating property acquisition costs and (e) accounting charges for original issuance costs associated with redeemed preferred shares; and (2) recurring capital expenditures.  Recurring capital expenditures are defined as tenant improvements and incentives, capital improvements and leasing costs for operating properties that are not (1) items contemplated prior to the acquisition of a property, (2) improvements associated with the expansion of a building or its improvements, (3) renovations to a building which change the underlying classification of the building (for example, from industrial to office or Class C office to Class B office) or (4) capital improvements that represent the addition of something new to the property rather than the replacement of something (for example, the addition of a new heating and air conditioning unit that is not replacing one that was previously there).  We believe that Diluted AFFO is an important supplemental measure of liquidity for an equity REIT because it provides management and investors with an indication of our ability to incur and service debt and to fund dividends and other cash needs.  We believe that the numerator to diluted EPS is the most directly comparable GAAP measure to Diluted AFFO.

Diluted AFFO, as adjusted for recurring capital expenditures of properties included in disposition plan

Defined as Diluted AFFO adjusted to add back recurring capital expenditures of properties included in a disposition plan disclosed in our Current Report on Form 8-K dated April 28, 2011.  We believe that this measure is a useful supplemental measure of liquidity because it provides management and investors with an additional indication of our ability to incur and service debt and to fund dividends and other cash needs without the effect of the recurring capital expenditures that we expect to recover through the proceeds from the property dispositions.  We believe that the numerator to diluted EPS is the most directly comparable GAAP measure to this measure.

Net operating income (“NOI”)

NOI is real estate revenues from continuing and discontinued operations reduced by total property expenses associated with real estate operations, including discontinued operations; total property expenses, as used in this definition, do not include depreciation, amortization or interest expense associated with real estate operations.  We believe that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core real estate operations that is unaffected by depreciation, amortization, financing and general and administrative expenses; we believe this measure is particularly useful in evaluating the performance of geographic segments, same-office property groupings and individual properties.  We believe that net (loss) income is the most directly comparable GAAP measure to NOI.

Cash net operating income (“Cash NOI”)

Defined as NOI adjusted to eliminate the effects of noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of tenant incentives, and amortization of acquisition intangibles included in FFO and NOI).  Under GAAP, rental revenue is recognized evenly over the term of tenant leases.  Many leases provide for contractual rent increases and the effect of accounting under GAAP for such leases is to accelerate the recognition of lease revenue.  Since some leases provide for periods under the lease in which rental concessions are provided to tenants, the effect of accounting under GAAP is to allocate rental revenue to such periods.  Also under GAAP, when a property is acquired, we allocate the acquisition to certain intangible components (including above- and below-market leases and above or below market cost arrangements), which are then amortized into FFO and NOI over their estimated lives.  We believe that Cash NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it makes adjustments to NOI for the above stated items that are not associated with cash to us.  As is the case with NOI, the measure is useful in our opinion in evaluating and comparing the performance of geographic segments, same-office property groupings and individual properties.  We believe that net (loss) income is the most directly comparable GAAP measure to Cash NOI.

First Quarter 2011

Cash NOI, excluding gross lease termination fees

Defined as Cash NOI adjusted to eliminate the effects of lease termination fees paid by tenants to terminate their lease obligations prior to the end of the agreed lease terms.  Lease termination fees are often recognized as revenue in large one-time lump sum amounts upon the termination of tenant leases.  We believe that Cash NOI adjusted for lease termination fees is a useful supplemental measure of operating performance in evaluating same-office property groupings because it provides a means of evaluating the effect that lease terminations had on the performance of the property groupings.  We believe that net (loss) income is the most directly comparable GAAP measure to Cash NOI, excluding gross lease termination fees.

Adjusted Earnings Before Interest, Income Taxes, Depreciation and Amortization (“Adjusted EBITDA”)

Adjusted EBITDA is net (loss) income adjusted for the effects of interest expense, depreciation and amortization, impairment losses and income taxes.  We believe that adjusted EBITDA is a useful supplemental measure of performance for assessing our un-levered performance.  We believe that net (loss) income is the most directly comparable GAAP measure to adjusted EBITDA.

NOI Interest Coverage Ratio and Adjusted EBITDA Interest Coverage Ratio

These measures divide either NOI or Adjusted EBITDA by interest expense on continuing and discontinued operations (excluding amortization of deferred financing costs and amortization of discounts on our Exchangeable Senior Notes, net of amounts capitalized).

NOI Debt Service Coverage Ratio and Adjusted EBITDA Debt Service Coverage Ratio

These measures divide either NOI or Adjusted EBITDA by the sum of interest expense on continuing and discontinued operations (excluding amortization of deferred financing costs and amortization of discounts on our Exchangeable Senior Notes, net of amounts capitalized) and scheduled principal amortization on mortgage loans for continuing and discontinued operations.

NOI Fixed Charge Coverage Ratio and Adjusted EBITDA Fixed Charge Coverage Ratio

These measures divide either NOI or Adjusted EBITDA by the sum of (1) interest expense on continuing and discontinued operations (excluding amortization of deferred financing costs and amortization of discounts on our Exchangeable Senior Notes, net of amounts capitalized), (2) dividends on preferred shares and (3) distributions on preferred units in the Operating Partnership not owned by us.

Payout ratios based on: (1) Diluted FFO, as adjusted for comparability; (2) Diluted AFFO; and (3) Diluted AFFO, as adjusted for recurring capital expenditures of properties included in disposition plan

These payout ratios are defined as (1) the sum of (a) dividends on common shares and (b) distributions to holders of interests in the Operating Partnership and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO divided by (2) the respective non-GAAP measures on which the payout ratios are based.

Dividend Coverage-Diluted FFO, as adjusted for comparability, and Dividend Coverage-Diluted AFFO

These measures divide either Diluted FFO, as adjusted for comparability, or Diluted AFFO by the sum of (1) dividends on common shares and (2) distributions to holders of interests in the Operating Partnership and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO.

Debt to Adjusted EBITDA ratio

Defined as debt divided by Adjusted EBITDA for the three month period that is annualized by multiplying by four.

Adjusted Debt to Adjusted EBITDA ratio

Defined as (1) debt adjusted to subtract construction in progress as of the end of the period divided by (2) Adjusted EBITDA for the three month period that is annualized by multiplying by four.

Debt to Undepreciated Book Value of Real Estate Assets

Defined as the carrying value of our debt divided by total properties, net presented on our consolidated balance sheet excluding the effect of accumulated depreciation incurred to date on such properties.

Other Definitions

Acquisition costs — Transaction costs expensed in connection with executed or anticipated acquisitions of operating properties.

Annualized Rental Revenue — The monthly contractual base rent as of March 31, 2011, multiplied by 12, plus the estimated annualized expense reimbursements under existing office leases.

Greater Washington/Baltimore Region — Includes counties that comprise the Baltimore/Washington Corridor, Northern Virginia, Greater Baltimore, Suburban Maryland, St. Mary’s & King George Counties, and the Washington, DC-Capitol Riverfront.

First Quarter 2011

Same Office Properties — Operating office properties owned and 100% operational since January 1, 2010.

Strategic Tenant Properties — Properties occupied primarily by tenants in the United States Government and defense information technology sectors and data centers serving such sectors.

Under Construction — Properties on which vertical construction activities are underway.

Under Development — Properties on which work associated with one or more of the following tasks is underway on a regular basis: pursuing entitlements, planning, design and engineering, bidding, permitting and premarketing/preleasing. Typically, these projects, as categorized in this Supplemental Information package, are targeted to begin construction in 12 months or less.

Under Redevelopment — Properties previously in operations on which activities to substantially renovate such properties are underway.